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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-119549

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 4, 2004)

$250,000,000

3 3/4% CONVERTIBLE DEBENTURES DUE 2035

Interest Payable on March 15 and September 15

Holders may convert the debentures into shares of our common stock at a conversion rate of 38.9864 shares per $1,000 principal amount of debentures (representing a conversion price of approximately $25.65 per share), subject to adjustment, at any time before the close of business on the business day immediately preceding March 15, 2035. Upon conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock. At any time on or prior to the 26th trading day preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the principal amount of the debentures to be converted with a combination of cash and shares of our common stock.

At any time on or after March 20, 2010, we may redeem any of the debentures for cash at a redemption price of 100% of their principal amount, plus accrued and unpaid interest. Holders may require us to repurchase the debentures for cash at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest, if any, on March 15, 2010, 2015, 2020, 2025 and 2030, or at any time prior to their maturity following a designated event, as defined in this prospectus supplement.

If a holder elects to convert its debentures in connection with the occurrence of a designated event that is also a fundamental change that occurs prior to March 20, 2010, the holder will be entitled to receive additional shares of common stock upon conversion in some circumstances, unless such transaction constitutes a public acquiror change of control and we elect to adjust the conversion rate and related conversion obligation so that the debentures are convertible into shares of the acquiring or surviving company, in each case, as described in this prospectus supplement.

The debentures are our senior unsecured debt and will rank equal in right of payment with all of our other existing and future senior unsecured debt. The debentures will effectively rank junior in right of payment to our senior secured debt to the extent of the assets securing such debt and will be structurally subordinated to all existing and future liabilities of our subsidiaries. As of December 31, 2004, we had $1.54 billion of senior debt outstanding, of which $1.37 billion was secured, and our subsidiaries had $13.5 million of outstanding liabilities.

For a more detailed description of the debentures, see "Description of the Debentures" beginning on page S-15.

Our common stock is quoted on the Nasdaq National Market under the symbol "JBLU." On March 10, 2005, the reported last sale price of our common stock on the Nasdaq National Market was $18.00 per share.

Investing in the debentures involves risks. See "Risk Factors" beginning on page S-4.

PRICE 99% AND ACCRUED INTEREST, IF ANY

	Price to Public	Underwriting Discounts	Proceeds to JetBlue
Per Debenture	99%	1.5%	97.5%
Total	$247,500,000	$3,750,000	$243,750,000

We have granted the underwriters the right to purchase up to an additional $37,500,000 principal amount of debentures to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the debentures to purchasers on March 16, 2005.

MORGAN STANLEY
MERRILL LYNCH & CO.
UBS INVESTMENT BANK
BLAYLOCK & PARTNERS, L.P.

March 10, 2005

PROSPECTUS SUPPLEMENT

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of JetBlue since the date of this prospectus supplement.

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PRESENTATION OF INFORMATION

        These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the debentures that we are currently offering, and (2) the accompanying prospectus, which provides general information about our debt securities, some of which may not apply to the debentures that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

        At varying places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the Table of Contents on the preceding page. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

        This prospectus supplement and the accompanying prospectus and the documents incorporated by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management's beliefs and assumptions concerning future events. When used in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations and beliefs, intentions or future strategies that are signified by the words "expects," "plans," "anticipates," "intends" and "believes" or similar language. All forward-looking statements are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement after the date of this prospectus supplement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Additional information concerning these and other factors is contained in this prospectus supplement and in the accompanying prospectus under the caption "Risk Factors."

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SUMMARY

        This summary highlights selected information about our company and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information into this prospectus supplement and the accompanying prospectus. Unless otherwise noted, information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional debentures.

JETBLUE AIRWAYS

        JetBlue Airways Corporation, or JetBlue, is a major low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of March 8, 2005, we operated a total of 296 daily flights. We focus on serving markets that previously were underserved and large metropolitan areas that have had high average fares. We currently serve 29 destinations in 12 states, Puerto Rico, the Dominican Republic and The Bahamas. We intend to maintain a disciplined growth strategy by increasing frequency on our existing routes, connecting new city pairs and entering new markets. For the year ended December 31, 2004, JetBlue was the 10th largest passenger carrier in the United States based on revenue passenger miles.

        While the domestic airline industry has continued to suffer financial losses through 2004, JetBlue has remained profitable. We had net income of $47.5 million and $103.9 million for the years ended December 31, 2004 and 2003, respectively. We also generated operating margins of 8.9% and 16.9% in 2004 and 2003, respectively, which were higher than most other major U.S. airlines, according to reports by those airlines. Our success, even amid a tumultuous revenue environment and high fuel prices, is attributable to our focus on customer satisfaction and our ability to contain our operating costs. Our load factor (the percentage of aircraft seating capacity actually utilized) of 83.2% during 2004 was higher than that reported by any of the other major U.S. airlines, whose weighted average load factor was 75.9% during 2004. In 2004, we demonstrated our commitment to customer service by attaining the highest completion factor, the highest on-time performance and the lowest incidence of mishandled bags among all major U.S. airlines.

        We are scheduled to add 110 new Airbus A320 aircraft and 100 new Embraer E190 aircraft to our current operating fleet of 73 Airbus A320 aircraft by the end of 2011. We have an experienced management team and a strong company culture with a productive and incentivized workforce that strives to offer high-quality customer service, while at the same time operating efficiently and keeping costs low. Our high daily aircraft utilization and low distribution costs contribute to our low operating costs. Our widely available low fares are designed to stimulate demand, which we have demonstrated through our ability to increase passenger traffic in the markets we serve. In addition to our low fares, we offer our customers a differentiated product, including new aircraft, leather seats, reliable operating performance and free LiveTV (a satellite TV service with programming provided by DIRECTV®) at every seat. In 2004, we continued to improve our customers' flying experience by increasing the total number of LiveTV channels from 24 to 36 and by adding movie channel offerings from News Corporation's Fox Entertainment Group, both of which are scheduled to be available on all of our aircraft in early 2005. We plan to add free XM Satellite Radio to our fleet by the end of 2005.

        JetBlue was incorporated in Delaware in August 1998. Our principal executive offices are located at 118-29 Queens Boulevard, Forest Hills, New York 11375 and our telephone number is (718) 286-7900. Our filings with the Securities and Exchange Commission, or the SEC, are accessible free of charge at our website investor.jetblue.com. Information contained on our website is not incorporated by reference in this prospectus supplement. As used in this prospectus supplement, the terms "JetBlue", "we", "us", "our" and similar terms refer to JetBlue Airways Corporation and its subsidiaries, unless the context indicates otherwise.

THE OFFERING

Securities Offered	$250,000,000 principal amount of 3 3/4% Convertible Debentures due 2035 (plus up to an additional $37,500,000 principal amount of debentures available for purchase by the underwriters to cover over-allotments).
Maturity Date	March 15, 2035.
Interest	3 3/4% per annum on the principal amount from March 16, 2005, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning September 15, 2005.
Conversion
You may convert the debentures into shares of our common stock at a conversion rate of 38.9864 shares per $1,000 principal amount of debentures, representing a conversion price of approximately $25.65 per share, subject to adjustment, at any time prior to the close of business on the business day immediately preceding the final maturity date of the debentures.

In addition, subject to our rights described under "Description of the Debentures—Public Acquirer Change of Control," if you elect to convert your debentures in connection with the occurrence of a designated event that is also a fundamental change that occurs prior to March 20, 2010, you will be entitled to receive additional shares of common stock upon conversion in some circumstances as described under "Description of the Debentures—Conversion of Debentures—Make Whole Amount Upon the Occurrence of a Designated Event that is also a Fundamental Change."

Upon conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock, in each case calculated as described under "Description of the Debentures—Conversion of Debentures—Settlement Upon Conversion." At any time on or prior to the 26th trading day preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the principal amount of the debentures to be converted with a combination of cash and shares of our common stock. See "Description of the Debentures—Conversion Procedures—Settlement Upon Conversion—Our Right to Irrevocably Elect Net Share Settlement Upon Conversion." Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See "Description of the Debentures—Conversion of Debentures."
Ranking
The debentures will be our general, unsecured obligations, will rank equal in right of payment with all of our other existing and future senior unsecured debt, including $175,000,000 principal amount of our 3 1/2% convertible notes due 2033, effectively junior in right of payment to our secured debt to the extent of the value of the assets securing such debt, and senior in right of payment to any subordinated debt. In addition, the debentures will be structurally subordinated to all liabilities of our subsidiaries. As of December 31, 2004, we had $1.54 billion of senior debt outstanding, of which $1.37 billion was secured, and our subsidiaries had $13.5 million of liabilities outstanding. The indenture governing the debentures does not limit the amount of indebtedness that we or any of our subsidiaries may incur.

Redemption
At any time on or after March 20, 2010, we may redeem any of the debentures for cash by giving you at least 30 days' notice. We may redeem the debentures either in whole or in part at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.
Repurchase at the Option of the Holder
You may require us to repurchase all or part of your debentures for cash on March 15, 2010, 2015, 2020, 2025 and 2030 at a repurchase price equal to 100% of their principal amount. We will pay accrued and unpaid interest, if any, up to, but excluding, the date of repurchase to the record holder of the debentures on the corresponding record date.
Designated Event
If a designated event, as described under "Description of the Debentures—Repurchase at Option of the Holder," occurs prior to maturity, you will have the right to require us to purchase all or part of your debentures for cash at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the repurchase date.
Use of Proceeds
We intend to use the net proceeds from the offering to fund working capital and capital expenditures, including capital expenditures related to the purchase of aircraft and construction of facilities on or near airports. However, we currently do not have a specific plan relating to the expenditure of the proceeds of this offering. Pending the use of such net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.
Trading
The debentures will be a new issue of securities for which no market currently exists. While the underwriters have informed us that they intend to make a market in the debentures, they are under no obligation to do so and may discontinue such activities at any time without notice. The debentures will not be listed on any securities exchange or included in any automated quotation system. Accordingly, we cannot assure you that any active or liquid market will develop for the debentures.
Nasdaq National Market Symbol for our Common Stock	JBLU

Risk Factors

        See "Risk Factors," immediately following this summary, for a discussion of certain risks relating to our business and an investment on the debentures.

RISK FACTORS

        An investment in the debentures involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the debentures could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Presentation of Information" in this prospectus supplement and "Special Note About Forward-Looking Statements" in the accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to JetBlue

We operate in an extremely competitive industry.

        We currently compete with other airlines on all of our routes. Many of these airlines are larger and have greater financial resources and name recognition than we do. Several of these competitors have chosen to add service in some of our markets following our entry. As we expand our fleet, the extremely competitive nature of the airline industry could prevent us from attaining the level of passenger traffic required to maintain profitable operations in new markets and impede our growth strategy, which would harm our business.

        The airline industry also encounters extensive price competition and is characterized by low profit margins and high fixed costs. Our ability to meet this price competition depends on, among other things, our ability to operate at costs equal to or lower than our competitors. Price competition occurs through price discounting, fare matching, targeted sale promotions or frequent flyer travel initiatives, all of which are usually matched by other airlines in order to maintain their level of passenger traffic. Recent fare sales have been significant and widespread and have lowered yields for all airlines, including us. A relatively small change in pricing or in passenger traffic due to other airlines' competitive actions could have a disproportionate effect on an airline's operating and financial results. Unanticipated shortfalls in expected revenues as a result of price competition would negatively impact our financial results and harm our business.

If we fail to successfully implement our growth strategy, our business could be harmed.

        Our growth strategy involves increasing the frequency of flights to markets we currently serve, expanding the number of markets served and increasing flight connection opportunities. Achieving our growth strategy is critical in order for our business to achieve economies of scale and to sustain or increase our profitability. Increasing the number of markets we serve depends on our ability to access suitable airports located in our targeted geographic markets in a manner that is consistent with our cost strategy. We will also need to obtain additional gates at some of our existing destinations. Any condition that would deny, limit or delay our access to airports we seek to serve in the future will constrain our ability to grow. Opening new markets requires us to commit a substantial amount of resources, even before the new services commence. Expansion is also dependent upon our ability to maintain a safe and secure operation and will require additional personnel, equipment and facilities.

        An inability to hire and retain personnel, timely secure the required equipment and facilities in a cost-effective manner, efficiently operate our expanded facilities, or obtain the necessary regulatory approvals may adversely affect our ability to achieve our growth strategy. In addition, our competitors have often chosen to add service, reduce their fares and/or offer special promotions following our entry into a new market. We cannot assure you that we will be able to successfully expand our existing markets or establish new markets in this increased competitive environment, and if we fail to do so our business could be harmed.

        Expansion of our markets and services may also strain our existing management resources and operational, financial and management information systems to the point that they may no longer be adequate to support our operations, requiring us to make significant expenditures in these areas. We expect that we will need to develop further financial, operational and management reporting systems and procedures to accommodate future growth. While we believe our current systems and procedures are adequate, we cannot assure you that we will be able to develop such additional systems or procedures to accommodate our future expansion on a timely basis, and the failure to do so could harm our business.

We have a significant amount of fixed obligations and we will incur significantly more fixed obligations, which could harm our ability to meet our growth strategy and impair our ability to service our fixed obligations, including the debentures.

        As of December 31, 2004, our debt of $1.54 billion accounted for 67.1% of our total capitalization. Most of our long-term and short-term debt has floating interest rates. In addition to long-term debt, we have a significant amount of other fixed obligations under operating leases related to our aircraft, airport terminal space, other airport facilities and office space. As of December 31, 2004, future minimum lease payments under noncancelable operating leases with initial or remaining terms in excess of one year were approximately $502 million for 2005 through 2009 and an aggregate of $533 million for the years thereafter.

        As of December 31, 2004, we had commitments of approximately $7.28 billion to purchase 214 additional aircraft and other flight equipment over the next seven years, including estimated amounts for contractual price escalations. We have commenced construction of a hangar at JFK and a training facility and hangar in Orlando, Florida and plan to construct a new terminal at JFK. We will incur additional debt and other fixed obligations as we take delivery of new aircraft and other equipment and continue to expand into new markets. We typically finance our aircraft through either secured debt or lease financing. Although we believe that debt and/or lease financing should be available for our aircraft deliveries, we cannot assure you that we will be able to secure such financing on terms acceptable to us or at all.

        Our high level of debt and other fixed obligations could:

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  impact our ability to obtain additional financing to support capital expansion plans and for working capital and other purposes on acceptable terms or at all;

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  divert substantial cash flow from our operations and expansion plans in order to service our fixed obligations, including the debentures;

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  require us to incur significantly more interest or rent expense than we currently do, since most of our debt has floating interest rates and five of our aircraft leases have variable-rate rent; and

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  place us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

        Our ability to make scheduled payments on our debt and other fixed obligations, including the debentures, will depend on our future operating performance and cash flow, which in turn will depend on prevailing economic and political conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow from our operations to pay our debt and other fixed obligations, including the debentures, as they become due, and if we fail to do so our business could be harmed. If we are unable to make payments on our debt and other fixed obligations, we could be forced to renegotiate those obligations or obtain additional equity or debt financing. To the extent we finance our activities with additional debt, we may become subject to financial and other covenants that may restrict our ability to pursue our growth strategy. We cannot assure you that our renegotiation efforts would be successful or timely or that we could refinance our obligations on acceptable terms, if at all.

Our maintenance costs will increase as our fleet ages.

        Because the average age of our aircraft is 2.3 years, our aircraft require less maintenance now than they will in the future. We have incurred lower maintenance expenses because most of the parts on our aircraft are under multi-year warranties. Our maintenance costs will increase significantly, both on an absolute basis and as a percentage of our operating expenses, as our fleet ages and these warranties expire.

If we are unable to attract and retain qualified personnel at reasonable costs or fail to maintain our company culture, our business could be harmed.

        Our business is labor intensive, with labor costs representing approximately one-third of our operating expenses. We expect salaries, wages and benefits to increase on a gross basis and these costs could increase as a percentage of our overall costs. Since we compete against the other major U.S. airlines for pilots, mechanics and other skilled labor and many of them offer wage and benefit packages that exceed ours, we may be required to increase wages and/or benefits in order to attract and retain qualified personnel or risk considerable employee turnover. If we are unable to hire, train and retain qualified employees at a reasonable cost, our business could be harmed and we may be unable to complete our expansion plans.

        In addition, as we hire more people and grow, we believe it may be increasingly challenging to continue to hire people who will maintain our company culture. One of our principal competitive strengths is our service-oriented company culture that emphasizes friendly, helpful, team-oriented and customer-focused employees. Our company culture is important to providing high quality customer service and having a productive workforce that helps keep our costs low. As we grow, we may be unable to identify, hire or retain enough people who meet the above criteria, including those in management or other key positions. Our company culture could otherwise be adversely affected by our growing operations and geographic diversity. If we fail to maintain the strength of our company culture, our competitive ability and our business may be harmed.

If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft we agreed to purchase, our business could be harmed.

        In June 2003, we placed an order for 100 new Embraer E190 jet aircraft, with options for an additional 100 new aircraft. Acquisition of an all-new type of aircraft, such as the Embraer E190, involves a variety of risks relating to its ability to be successfully placed into service, including:

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  difficulties or delays in obtaining the necessary certification from the Brazilian aviation regulatory authority and validation from the FAA as to the aircraft's airworthiness;

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  delays in meeting the agreed upon aircraft delivery schedule;

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  difficulties in obtaining financing on acceptable terms to complete our purchase of all of the firmly ordered aircraft;

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  inability of the aircraft and all of its components to comply with agreed upon specifications and performance standards; and

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  difficulties in outfitting the aircraft with LiveTV.

        In addition, we also face risks in integrating a second type of aircraft into our existing infrastructure and operations, including, among other things, the additional costs, resources and time needed to hire and train new pilots, technicians and other skilled support personnel. If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft, our business could be harmed.

We rely on maintaining a high daily aircraft utilization rate to keep our costs low, which makes us especially vulnerable to delays.

        One of our key competitive strengths is to maintain a high daily aircraft utilization rate, which is the amount of time that our aircraft spend in the air carrying passengers. High daily aircraft utilization allows us to generate more revenue from our aircraft and is achieved in part by reducing turnaround times at airports so we can fly more hours on average in a day. The expansion of our business to include a new fleet type, new destinations, more frequent flights on current routes and expanded facilities could increase the risk of delays. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance. Reduced aircraft utilization may limit our ability to achieve and maintain profitability as well as lead to customer dissatisfaction.

Our business is highly dependent on the New York City market and increases in competition or a reduction in demand for air travel in this market would harm our business.

        We maintain a large presence in the New York City market, with approximately 75% of our daily flights having JFK or LaGuardia as either their destination or origin. Our business would be harmed by any circumstances causing a reduction in demand for air transportation in the New York metropolitan area, such as adverse changes in local economic conditions, negative public perception of the city, additional terrorist attacks or significant price increases linked to increases in airport access costs and fees imposed on passengers. Our business could also be harmed by an increase in the amount of direct competition we face at JFK, LaGuardia or Newark, or by an increase in congestion or delays at JFK. As a result, we remain highly dependent on the New York City market.

We may be subject to unionization, work stoppages, slowdowns or increased labor costs.

        Unlike most airlines, we have a non-union workforce. If our employees unionize, it could result in demands that may increase our operating expenses and adversely affect our profitability. Each of our different employee groups could unionize at any time and require separate collective bargaining agreements. If any group of our employees were to unionize and we were unable to reach agreement on the terms of their collective bargaining agreement or we were to experience widespread employee dissatisfaction, we could be subject to work slowdowns or stoppages. In addition, we may be subject to disruptions by organized labor groups protesting our non-union status. Any of these events would be disruptive to our operations and could harm our business.

Our results of operations will fluctuate.

        We expect our quarterly operating results to fluctuate due to price changes in aircraft fuel as well as the timing and amount of maintenance and advertising expenditures. Seasonality also impacts our operations, with high vacation and leisure demand occurring on the Florida routes between October and April and on our western routes during the summer. Actions of our competitors may also contribute to fluctuations in our results. We are more susceptible to adverse weather conditions, including snow storms and hurricanes, as a result of our operations being concentrated on the East Coast, than are some of our competitors. As we enter new markets, we could be subject to additional seasonal variations along with any competitive responses to our entry by other airlines. As a result of these factors, quarter-to-quarter comparisons of our operating results may not be a good indicator of our future performance. In addition, it is possible that in any future quarter our operating results could be below the expectations of investors and any published reports or analyses regarding JetBlue. In that event, the price of our common stock could decline, perhaps substantially.

We rely heavily on automated systems and technology to operate our business and any failure of these systems could harm our business.

        We are increasingly dependent on automated systems and technology to operate our business, enhance customer service and achieve low operating costs, including our computerized airline reservation system, telecommunication systems, website, check-in kiosks and in-flight entertainment systems. Since we issue only electronic tickets, our website and reservation system must be able to accommodate a high volume of traffic and deliver important flight information. Substantial or repeated website, reservations system, telecommunication systems, kiosk or in-flight entertainment systems failures, could reduce the attractiveness of our services and could result in our customers purchasing tickets from another airline. Any disruption in these systems could result in the loss of important data, increase our expenses and generally harm our business.

Our lack of an established line of credit or borrowing facility makes us highly dependent upon our operating cash flows.

        We have no lines of credit, other than a short-term borrowing facility for certain aircraft predelivery deposits, and rely primarily on operating cash flows to provide working capital. Unless we secure a line of credit, borrowing facility or equity financing, we will be dependent upon our operating cash flows to fund our operations and to make scheduled payments on our debt and other fixed obligations. If we fail to generate sufficient funds from operations to meet these cash requirements or are unable to secure a line of credit, other borrowing facility or equity financing, we could default on our debt and other fixed obligations.

We are subject to the risks of having a limited number of suppliers for our aircraft, engines and a key component of our in-flight entertainment system.

        Our current dependence on a single type of aircraft and engine for all of our flights makes us particularly vulnerable to any problems associated with the Airbus A320 or the IAE International Aero Engines V2527-A5 engine, including design defects, mechanical problems, contractual performance by the manufacturers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft. Carriers that operate a more diversified fleet are better positioned than we are to manage such events. While our recent decision to acquire a new fleet of Embraer E190 aircraft may lessen our exposure to this risk, we will likely also become subject to similar sets of risks with the aircraft manufacturer, Embraer, and the manufacturer of the related engines, General Electric, once we begin to take delivery of these aircraft in 2005.

        One of the unique features of our fleet is that every seat in each of our aircraft is equipped with free LiveTV. An integral component of the system is the antenna, which is supplied to us by EMS Technologies, Inc. If EMS were to stop supplying us with its antennas for any reason, we would have to incur significant costs to procure an alternate supplier.

Our business could be harmed if we lose the services of our key personnel.

        Our business depends upon the efforts of our Chief Executive Officer, David Neeleman, and our President and Chief Operating Officer, David Barger. The loss of the services of either of these individuals could harm our business.

We could be subject to liability arising from claims or other actions relating to our handling of customer data.

        Through our computerized reservation system, we are provided with and maintain data regarding our customers and their travel itineraries. Various federal and state laws and regulations impose limitations on the dissemination of that information by us.

        Beginning in September 2003, several lawsuits were commenced against us alleging various causes of action, including fraudulent misrepresentation, breach of contract, violation of privacy rights, as well as violations of consumer protection statutes and federal electronic communications laws. These claims arose out of our providing access to limited customer data to a government contractor in connection with a test project for military base security. Since the lawsuits are in the preliminary stages, we are unable to determine the impact they may have upon us.

Our reputation and financial results could be harmed in the event of an accident or incident involving our aircraft.

        An accident or incident involving one of our aircraft, or an aircraft containing LiveTV equipment, could involve significant potential claims of injured passengers or others in addition to repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service. We are required by the DOT to carry liability insurance. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident. Substantial claims resulting from an accident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

Risks Associated with the Airline Industry

The airline industry has incurred significant losses resulting in airline restructurings and bankruptcies, which could result in changes in our industry.

        As a result of slower general economic conditions that have persisted since 2001, domestic airlines have experienced a decline in demand resulting in extensive industry-wide financial losses. While domestic passenger traffic is returning to previous levels, the airline industry has continued to add or restore capacity, resulting in strong price competition. Financial losses have continued into 2004 resulting in airlines renegotiating or attempting to renegotiate labor contracts, reconfiguring flight schedules, furloughing or terminating employees, as well as other efficiency and cost-cutting measures. Two major airlines have reexamined their traditional business models and have created their own low-fare operations. Despite these actions, several airlines have sought or threatened reorganization under Chapter 11 of the U.S. Bankruptcy Code permitting them to reduce labor rates, restructure debt, terminate pension plans and generally reduce their cost structure. Such factors may have a greater impact during time periods when the industry encounters continued financial losses, as airlines under financial pressures may institute pricing structures to achieve near-term survival rather than long-term viability. It is foreseeable that further airline reorganizations, bankruptcies or consolidations may occur, the effects of which we are unable to predict. We cannot assure you that the occurrence of these events, or potential changes resulting from these events, will not harm our business or the industry.

Continued high fuel costs would harm our business.

        Fuel costs constitute a substantial portion of our total operating expenses. There have been significant increases in fuel costs and continued high fuel costs or further increases, which have been experienced to date in 2005, would harm our financial condition and results of operations. Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also affected by demand for home heating oil, gasoline and other petroleum products. Because of the effect of these events on the price and availability of fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty. In the event of a fuel supply shortage or further increases in fuel prices, a curtailment of scheduled service could result. Some of our competitors may have more leverage than we do in obtaining fuel. In addition, although we utilize a fuel hedging program, under which we enter into crude oil option contracts and swap agreements to partially protect against significant increases in fuel prices, our fuel hedging program does not completely protect us against price increases and is limited in fuel volume and duration.

A future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could adversely affect our industry.

        Even if not directed at the airline industry, a future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could have an adverse effect on the airline industry. In the event of a terrorist attack, the industry would likely experience significantly reduced demand. We cannot assure you that these actions, or consequences resulting from these actions, will not harm our business or the industry.

Changes in government regulations imposing additional requirements and restrictions on our operations or the U.S. government ceasing to provide adequate war risk insurance could increase our operating costs and result in service delays and disruptions.

        Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. In the last several years, Congress has passed laws, and the DOT, FAA and the TSA, have issued regulations relating to the operation of airlines that have required significant expenditures. We expect to continue to incur expenses in connection with complying with government regulations. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.

        The U.S. government currently provides insurance coverage for certain claims resulting from acts of terrorism, war or similar events. Should this coverage no longer be offered, the coverage that would be available to us through commercial aviation insurers may have substantially less desirable terms, result in higher costs and not be adequate to protect our risk, any of which could harm our business.

Risks Related to the Offering

The debentures will effectively rank junior in right of payment to our secured debt and the liabilities of our subsidiaries.

        The debentures will be our senior unsecured obligations and will effectively rank junior in right of payment to our secured debt to the extent of the value of the assets securing such debt. As of December 31, 2004, we had $1.54 billion of total debt outstanding, of which $1.37 billion was secured debt. In addition, almost all of the assets that we own secure some portion of our debt. We typically finance our aircraft through either secured debt or lease financing. As a result, we expect that going forward a substantial portion of our total debt, other than our $175 million principal amount of 3 1/2% convertible notes due 2033 or the debentures offered hereby, will continue to be secured and almost all of the assets that we own will secure some portion of our debt.

        In addition, the debentures will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debentures or to make any funds available therefor, whether by dividends, loans or other payments. As a result, the debentures will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries.

There is no public market for the debentures, which could limit their market price or your ability to sell them for an amount equal to or higher than their initial offering price.

        The debentures are a new issue of securities for which there currently is no trading market. While the underwriters intend to make a market for the debentures, they are not obligated to do so and may terminate market making activities at any time. As a result, we cannot assure you that a liquid market will develop for the debentures. If any of the debentures are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the debentures will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.

We may not have the funds necessary to finance the repurchase of the debentures or may otherwise be restricted from making such repurchases if required by holders pursuant to the indenture.

        On March 15 of 2010, 2015, 2020, 2025 and 2030, or in the event of a "designated event" under the indenture, holders may require us to repurchase their debentures for cash at a price of 100% of the principal amount of the debentures, plus accrued and unpaid interest to the repurchase date. However, it is possible that we will not have sufficient funds available at such time to make the required repurchase of debentures. In addition, any future credit agreements or other agreements relating to our indebtedness could contain provisions prohibiting the repurchase of the debentures under certain circumstances, or could provide that a designated event constitutes an event of default under that agreement. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the debentures when we become obligated to do so, we could seek the consent of the lenders to repurchase the debentures or attempt to refinance this debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the debentures without potentially causing a default under this debt. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

The price of our common stock historically has been volatile, which may make it difficult for you to resell the debentures or the common stock into which the debentures are convertible, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

        The debentures will be convertible into shares of our common stock. The market price of our common stock historically has experienced and may continue to experience high volatility, and the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. Any of the following factors could affect the market price of our common stock:

  •
  general market, political and economic conditions;

  •
  changes in earnings estimates and recommendations by financial analysts;

  •
  our failure to meet financial analysts' performance expectations;

  •
  changes in fuel prices; and

  •
  changes in market valuations of other airlines.

        In addition, many of the risks described elsewhere in this "Risk Factors" section could materially and adversely affect our stock price. The trading price of the debentures is expected to be affected significantly by the price of our common stock.

        Also, the sale of substantial amounts of our common stock could adversely impact its price. As of December 31, 2004, we had 19.2 million shares of our common stock reserved for issuance under our stock option plan, of which 18.0 million shares were subject to outstanding options, 7.0 million shares of our common stock reserved for issuance under our Crewmember Stock Purchase Plan, and 4.1 million shares reserved for issuance upon conversion of our 3 1/2% convertible notes. The sale or the availability for sale of a large number of shares of our common stock in the public market could adversely affect the price of our common stock.

The make whole amount payable on debentures converted in connection with certain changes of control may not adequately compensate you for the lost option time value of your debentures as a result of such transaction.

        If certain transactions that constitute a fundamental change occur on or prior to March 20, 2010, under certain circumstances, we will increase, for the time period described herein, the conversion rate by a number of additional shares for any conversions of debentures in connection with such transaction. The number of additional shares will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the transaction constituting a fundamental change, as described below under "Description of the Debentures—Conversion of Debentures—Make Whole Amount Upon the Occurrence of a Designated Event that is also a Fundamental Change." While the number of additional shares is designed to compensate you for the lost option time value of your debentures as a result of such transaction, the make whole amount is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if such transaction occurs after March 20, 2010, or if the stock price of our common stock on the conversion date is less than $18.00 or greater than $125.00, the conversion rate will not be increased. Moreover, if such transaction constitutes a public acquirer change of control, in lieu of increasing the conversion rate, we may elect that, from and after the effective date of such public acquirer change of control, the right to convert a debenture will be changed. See "Description of the Debentures—Public Acquirer Change of Control." Our obligation to deliver the additional shares upon a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

USE OF PROCEEDS

        We will receive net proceeds from this offering of approximately $243.0 million after deducting underwriters' discounts and estimated offering expenses ($279.5 million if the underwriters exercise their over-allotment option in full).

        We intend to use proceeds from this offering of debentures to fund working capital and capital expenditures, including capital expenditures related to the purchase of aircraft and construction of facilities on or near airports. However, we currently do not have a specific plan relating to the expenditure of the proceeds of this offering. Pending the use of such net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

PRICE RANGE OF COMMON STOCK

        Our common stock is traded on the Nasdaq National Market under the symbol JBLU. The following table shows the high and low sales prices for our common stock, as adjusted for our November 2003 three-for-two stock split.

	Price Range of Common Stock
	High	Low
2003
First Quarter	$19.97	$15.43
Second Quarter	28.54	18.16
Third Quarter	41.73	27.55
Fourth Quarter	47.15	25.44
2004
First Quarter	29.37	20.29
Second Quarter	31.00	24.01
Third Quarter	29.37	20.10
Fourth Quarter	26.32	19.87
2005
First Quarter (through March 10)	23.46	17.75

        On March 10, 2005, the reported last sale price for our common stock on the Nasdaq National Market was $18.00 per share. Investors should obtain current market quotations before making any decision with respect to an investment in our securities.

        At January 31, 2005, there were 104,348,189 shares of our common stock outstanding, held by approximately 550 stockholders of record.

DIVIDEND POLICY

        We have not paid cash dividends on our common stock and have no current intention of doing so, in order to retain our earnings to finance the expansion of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition and other factors deemed relevant by our board of directors.

        Any declaration and payment of cash dividends on our common stock will result in an adjustment of the conversion rate for the debentures. See "Description of the Debentures—Conversion of Debentures."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest and the portion of rent expenses representative of the interest factor.

Year Ended December 31,
2000(1)	2001	2002	2003	2004
—	1.9x	2.7x	3.2x	1.6x

(1)
Earnings were inadequate to cover fixed charges by $26.0 million for the year ended December 31, 2000.

DESCRIPTION OF THE DEBENTURES

        We will issue the debentures under an indenture dated as of March 16, 2005, as amended and supplemented by a supplemental indenture dated as of March 16, 2005, between JetBlue Airways Corporation, as issuer, and Wilmington Trust Company, as trustee (as so amended and supplemented, the "indenture"). You may request a copy of the indenture from the trustee or us.

        The following description is a summary of the material provisions of the debentures and the indenture. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the debentures and the indenture, including the definitions of some terms used in these documents. Wherever particular provisions or defined terms of the indenture or form of debenture are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it and not this description defines your rights as a holder of debentures.

        As used in this Description of the Debentures section, reference to "JetBlue," "we," "our" or "us" refers solely to JetBlue Airways Corporation and not to our subsidiaries, unless the context otherwise requires.

General

        The debentures will be our general, unsecured obligations and will rank effectively junior in right of payment to our existing and future secured debt, including our secured equipment notes, to the extent of the value of the assets securing such debt, equal in right of payment with all of our existing and future unsubordinated, unsecured debt, including our 3 1/2% convertible notes, and senior in right of payment to any subordinated debt. The debentures will be structurally subordinated to all liabilities of our subsidiaries. The debentures will be convertible into common stock (or cash or a combination of cash and shares of our common stock, if we so elect) as described under "—Conversion of Debentures."

        The debentures will initially be issued in an aggregate principal amount of $250,000,000, or $287,500,000 aggregate principal amount if the underwriters' over-allotment option is fully exercised. The debentures will be issued only in denominations of $1,000 and multiples of $1,000. The debentures will mature on March 15, 2035 unless earlier converted, redeemed or repurchased.

        We may, without the consent of the holders, "reopen" the indenture and issue additional debentures under the indenture with the same terms and with the same CUSIP numbers as the debentures offered by this prospectus supplement in an unlimited principal amount, provided that no such additional debentures may be issued unless fungible with the debentures offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the debentures in open market purchases or negotiated transactions without prior notice to holders.

        Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities.

        You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us except to the extent described below under "—Repurchase at Option of the Holder."

        The debentures will bear interest at a rate of 3 3/4% per annum. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from March 16, 2005 or from the most recent date to which interest has been paid or duly provided for. We will pay interest on March 15 and September 15 of each year beginning September 15, 2005, to record holders of the debentures at the close of business on the proceeding March 1 and September 1, as the case may be. Payment of cash interest on the debentures will include interest accrued through the day before the applicable interest payment date, redemption date or repurchase date, as the case may be.

        We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest by check mailed to your address as it appears in the debenture register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you shall be paid, at your written election, by wire transfer in immediately available funds.

        However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

Conversion of Debentures

        You may convert any of your debentures, in whole or in part, into shares of our common stock (or cash or a combination of cash and shares of our common stock, if we so elect) prior to the close of business on the business day immediately preceding the final maturity date of the debentures, subject to prior redemption or repurchase of the debentures.

        The initial conversion rate for the debentures is 38.9864 shares of common stock per $1,000 principal amount of debentures, subject to adjustment as described below, which represents an initial conversion price of approximately $25.65 per share. As described under "—Settlement Upon Conversion," upon conversion, we may choose to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock. In addition, at any time on or prior to the 26th trading day preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the principal amount of the debentures to be converted with a combination of cash and shares of our common stock, as described under "—Settlement Upon Conversion—Our Right to Irrevocably Elect Net Share Settlement Upon Conversion." You may convert your debentures in part so long as such part is $1,000 principal amount or an integral multiple of $1,000.

        If we call debentures for redemption, you may convert the debentures only until the close of business on the business day immediately preceding the redemption date unless we fail to pay the redemption price. If you have submitted your debentures for repurchase upon a designated event, you may convert your debentures only if you withdraw your repurchase election in accordance with the terms of the indenture. Similarly, if you exercise your option to require us to repurchase your debentures other than upon a designated event, those debentures may be converted only if you withdraw your election to exercise your option in accordance with the terms of the indenture. Upon conversion of debentures, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates). We will not issue fractional shares of common stock upon conversion of debentures. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of our common stock on the trading day prior to the conversion date. Our delivery to the holder of the full number of shares of our common stock into which the debenture is convertible (or cash in lieu of all or a portion thereof), together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay:

  •
  the principal amount of the debenture; and

  •
  accrued but unpaid interest attributable to the period from the most recent interest payment date to the conversion date.

        As a result, accrued but unpaid interest to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

        Notwithstanding the preceding paragraph, if debentures are converted after a record date but prior to the next succeeding interest payment date, holders of such debentures at the close of business on the record date will receive the interest payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Such debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the debentures so converted; provided that no such payment need be made if (1) we have specified a redemption date that is after a record date but on or prior to the next succeeding interest payment date, (2) we have specified a repurchase date following a designated event that is after a record date but on or prior to the next succeeding interest payment date or (3) to the extent of any overdue interest at the time of conversion with respect to such debenture.

        To convert your debenture into shares of our common stock you must:

  •
  complete and manually sign the conversion notice on the back of the debenture or facsimile of the conversion notice and deliver this notice to the conversion agent;

  •
  surrender the debenture to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable the next interest payment date.

        The date you comply with these requirements is the conversion date under the indenture. If you hold a beneficial interest in a global debenture, to convert you must comply with the last three requirements listed above and comply with DTC's procedures for converting a beneficial interest in a global debenture.

Settlement Upon Conversion

        Except to the extent we have irrevocably elected net share settlement upon conversion of the debentures (as described below), in lieu of delivery of shares of our common stock in satisfaction of our obligation upon conversion of debentures, we may elect to deliver cash or a combination of cash and shares of our common stock.

        Except to the extent we have irrevocably elected net share settlement upon conversion, we will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion, as follows:

  •
  if we have called the debentures for redemption, in our notice of redemption;

  •
  in respect of debentures to be converted during the period beginning twenty-five trading days preceding the maturity date and ending one trading day preceding the maturity date, twenty-six trading days preceding the maturity date; and

  •
  in all other cases, no later than two trading days following the conversion date.

Except to the extent we have irrevocably elected net share settlement upon conversion, if we do not give any notice within the time periods described as to how we intend to settle, we shall satisfy our conversion obligation only in shares of our common stock (and cash in lieu of fractional shares). If we choose to satisfy any portion of our conversion obligation in cash, we will specify the amount to be satisfied in cash as a percentage of the conversion obligation or a fixed dollar amount. We will treat all holders converting on the same trading day in the same manner. We will not, however, have any obligation to settle our conversion obligations arising on different trading days in the same manner. That is, we may choose on one trading day to settle in shares of our common stock only and choose on another trading day to settle in cash or a combination of cash and shares of our common stock.

        Except to the extent we have irrevocably elected net share settlement upon conversion and unless you are converting your debentures during the period beginning on the date we have issued a notice of redemption and ending on the related redemption date, or during the period beginning twenty-five trading days preceding the maturity date and ending one trading day preceding the maturity date, if we elect to satisfy any portion of our conversion obligation in cash (other than cash in lieu of fractional shares), you may retract your conversion notice at any time during the two trading day period beginning on the trading day after we have notified the trustee of our method of settlement. We refer to this period as the conversion retraction period. You cannot retract your conversion notice if: (a) we have irrevocably elected net share settlement upon conversion before you delivered your conversion notice; (b) you are converting your debentures during the period beginning on the date we have issued a notice of redemption and ending on the related redemption date; (c) you are converting your debentures during the period beginning twenty-five days preceding the maturity date and ending one trading day preceding the maturity date; or (d) we do not elect to satisfy any portion of our conversion obligation in cash.

        Settlement in shares of our common stock only will occur as soon as practicable after we notify you that we have chosen this method of settlement.

        Settlements made entirely or partially in cash will occur on the second trading day following the final trading day of the cash settlement averaging period (as defined below). Such day will be the 26th trading day following our receipt of your conversion notice (if you do not retract your conversion notice and assuming you have satisfied all other conversion requirements), unless we receive your conversion notice:

  •
  after we have issued a notice of redemption and prior to the trading day preceding the redemption date, in which case, the day of settlement will be the 22nd trading day following our receipt of your conversion notice, unless we receive your conversion notice during the period beginning twenty-one trading days preceding the redemption date and ending one trading day preceding the redemption date, in which case the day of settlement will be the redemption date;

  •
  during the period beginning twenty-five trading days preceding the maturity date and ending one trading day preceding the maturity date, in which case the day of settlement will be the maturity date (whether or not we have irrevocably elected net share settlement upon conversion); or

  •
  after we have irrevocably elected net share settlement upon conversion, in which case the day of settlement will be the 22nd trading day following our receipt of your conversion notice; provided, however, that if (a) we receive your conversion notice during the period beginning twenty-five trading days preceding the maturity date and ending one trading day preceding the maturity date, the day of settlement will be the maturity date, or (b) we receive your conversion notice during the period beginning twenty-one trading days preceding the redemption date and ending one trading day preceding the redemption date, the day of settlement will be the redemption date.

        The settlement amount will be computed as follows:

  (1)
  If we elect to satisfy the entire conversion obligation in common stock, we will deliver to the holder a number of shares of our common stock equal to (i) the aggregate principal amount of debentures to be converted divided by 1,000 and multiplied by (ii) the conversion rate in effect on the conversion date (provided that we will deliver cash in lieu of fractional shares).

  (2)
  If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder, for each $1,000 principal amount of debentures, cash in an amount equal to the conversion value, as defined below.

  (3)
  If we elect to satisfy the conversion obligation in a combination of cash and common stock, we will deliver to the holder:

  •
  the dollar amount per $1,000 principal amount of debentures specified in the notice regarding our chosen method of settlement (the "specified dollar amount") or (ii) the percentage of the conversion obligation specified in the notice regarding our chosen method of settlement (the "specified percentage") multiplied by the amount of cash that would be paid pursuant to clause (2) above, as the case may be; and

  •
  a number of whole shares per $1,000 principal amount of debentures equal to the sum of the daily share amounts, as defined below, for each of the trading days in the cash settlement averaging period (provided that we will deliver cash in lieu of fractional shares).

        The "cash settlement averaging period" means, in respect of a conversion date, the twenty consecutive trading day period:

  •
  beginning on the trading day following our receipt of your conversion notice, with respect to conversion notices received after we have issued a notice of redemption and prior to the 21st trading day preceding the redemption date;

  •
  ending on the second trading day preceding the redemption date, with respect to conversion notices received during the period beginning twenty-one trading days preceding the redemption date and ending one trading day preceding the redemption date (whether or not we have irrevocably elected net share settlement upon conversion);

  •
  ending on the second trading day preceding the maturity date, with respect to conversion notices received during the period beginning twenty-five trading days preceding the maturity date and ending one trading day preceding the maturity date (whether or not we have irrevocably elected net share settlement upon conversion);

  •
  beginning on the trading day following our receipt of your conversion notice, if we have irrevocably elected net share settlement upon conversion; provided, however, that if (a) we receive your conversion notice during the period beginning twenty-five trading days preceding the maturity date and ending one trading day preceding the maturity date, the cash settlement averaging period shall end on the second trading day preceding the maturity date or (b) we receive your conversion notice during the period beginning twenty-one trading days preceding the redemption date and ending one trading day preceding the redemption date, the cash settlement averaging period shall end on the second trading day preceding the redemption date; and

  •
  beginning on the trading day following the final trading day of the conversion retraction period, in all other cases.

        The "conversion value" per $1,000 principal amount of debentures will be an amount equal to the sum of the daily conversion value amounts, as defined below, for each of the trading days in the cash settlement averaging period.

        The "daily conversion value amount" means, for each trading day of the cash settlement averaging period and for each $1,000 principal amount of debentures, the amount equal to the closing sale price of our common stock on such trading day multiplied by the conversion rate in effect on such trading day divided by 20.

        The "daily share amount" means, for each trading day of the cash settlement averaging period and for each $1,000 principal amount of debentures, a number of shares (but in no event less than zero) determined by the following formula:

(	closing sale price on such trading day	×	conversion rate in effect on such trading day	)	× (100% - Y%)

closing sale price on such trading day × 20

where Y% is equal to (i) in the case where our notice to settle a portion of our conversion obligation in cash and common stock sets forth a specified percentage, such specified percentage, or (ii) in the case where our notice to settle a portion of our conversion obligation in cash and common stock sets forth a specified dollar amount, a percentage equal to (a) such specified dollar amount per $1,000 principal amount of debentures divided by the conversion value multiplied by (b) 100.

        If an event requiring an anti-dilution adjustment occurs subsequent to any trading day and prior to delivery of the daily share amount for such debenture upon settlement, such daily share amount will be appropriately adjusted.

        Our Right to Irrevocably Elect Net Share Settlement Upon Conversion.    At any time on or prior to the twenty-sixth trading day preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the principal amount of the debentures to be converted after the date of such election with a combination of cash and shares of our common stock as set forth below. Such election would be in our sole discretion without the consent of the holders of debentures. If we make such election, we will notify the trustee and the holders of debentures at their addresses shown in the register of the registrar.

        For each $1,000 principal amount of debentures surrendered for conversion, holders will receive a settlement amount, which will be computed as follows:

  (1)
  where the conversion value is less than or equal to $1,000, the settlement amount shall be an amount in cash equal to such conversion value, or

  (2)
  where the conversion value is greater than $1,000, the settlement amount shall be computed as if we had elected to settle a portion of our conversion obligation with a combination of cash and common stock with a specified dollar amount as described in clause (3) above of the computation of the settlement amount, and such specified dollar amount shall be equal to $1,000.

Conversion Rate Adjustments

        We will adjust the conversion rate if any of the following events occurs:

  (1)
  we issue common stock as a dividend or distribution on our common stock;

  (2)
  we issue to all holders of common stock rights or warrants to purchase, for a period expiring within 45 days of the record date for such distribution, our common stock at a price per share that is less than the average of the closing sale prices of our common stock for the 10 trading days preceding the declaration date of such distribution;

  (3)
  we subdivide or combine our common stock;

  (4)
  we distribute to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets, including cash or securities but excluding:

  •
  rights or warrants specified above; and

  •
  dividends or distributions specified above.

    If we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sale prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the principal national or regional exchange or market on which the securities are then listed or quoted.

    If we distribute cash, then the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction, (a) the numerator of which will be the Current Market Price of a share of our common stock on the record date, and (b) the denominator of which will be the same price of a share on the record date less the amount of the distribution. "Current Market Price" shall mean the average of the daily closing sale prices per share of common stock for the ten consecutive trading days ending on the earlier of the date of determination and the day before the "ex date" with respect to the distribution requiring such computation. For purpose of this paragraph, the term "ex date", when used with respect to any distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution.

  (5)
  we make, or one of our subsidiaries makes, a payment in respect of a tender offer or exchange offer for our common stock (other than odd lots of our common stock) to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchange may be made pursuant to such tender or exchange offer; and

  (6)
  someone, other than us or one of our subsidiaries, makes a payment in respect of a tender offer or exchange offer and, as of the closing date of the offer, our board of directors is not recommending rejection of the offer. The adjustment referred to in this clause (6) will only be made if:

  •
  the tender offer or exchange offer is for an amount that increases the offeror's ownership of common stock to more than 25% of the total shares of common stock outstanding; and

  •
  the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

        However, the adjustment referred to in this clause (6) will generally not be made if as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger, a binding share exchange or a sale of all or substantially all of our assets.

        To the extent that we have a rights plan in effect upon conversion of the debentures into common stock and the rights have not separated from our common stock, you will receive, in addition to the common stock, the rights under the rights plan. If prior to any conversion, the rights have separated from the common stock, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        In the event of:

  •
  any reclassification of our common stock;

  •
  a consolidation, merger or combination involving us; or

  •
  a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of your debentures you will be entitled to receive the same type of consideration that you would have been entitled to receive if you had converted the debentures into our common stock immediately prior to any of these events (assuming, in a case in which holders of our common stock may exercise rights of election to receive different types of consideration, that a holder of debentures would not have exercised any right of election as to the stock, other securities, other property, assets or cash receivable in connection therewith and received per share of our common stock the kind and amount of consideration received per share by a plurality of non-electing shares of our common stock).

        You may in some situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in some other situations requiring a conversion rate adjustment. See "Certain U.S. Federal Income Tax Considerations—Constructive Distributions."

        We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any stock or rights distribution. See "Certain U.S. Federal Income Tax Considerations—Constructive Distributions." We will comply with any applicable provisions of Rule 13e-4 and any other applicable tender offer rules under the Exchange Act in the event of any such increase in the conversion rate.

        We will not make any adjustment in the conversion rate unless such adjustment would require a change of at least 1% in the conversion rate in effect at such time. We will carry forward any adjustments that are less than 1% of the conversion rate, provided that we will make any carried forward adjustments (a) on each anniversary of the first date of issue of the debentures, (b) five business days prior to the maturity of the debentures, whether at stated maturity or otherwise, and (c) prior to the repurchase date in connection with a designated event. We will not make any adjustments if holders of debentures are permitted to participate in the transactions described above in clauses (1) through (6) above that would otherwise require adjustment of the conversion rate. Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Make Whole Amount Upon the Occurrence of a Designated Event that is also a Fundamental Change

        If you elect to convert your debentures upon the occurrence of a designated event that is also a fundamental change that occurs prior to March 20, 2010, subject to our rights described below under "—Public Acquirer Change of Control," in some circumstances, you will be entitled to receive, in addition to cash and/or shares of common stock, an additional number of shares of common stock, which we refer to as the additional shares, as described below.

        The number of additional shares will be determined by reference to the table below and is based on the date on which the fundamental change becomes effective, which we refer to as the effective date, and the average of the reported last sale prices of our common stock over the five trading day period ending on the trading day immediately preceding the effective date, which we refer to as the stock price.

        The stock prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the debentures is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under "—Conversion of Debentures."

        The following table sets forth the number of additional shares per $1,000 principal amount of debentures:

	Stock Price
Effective Date
	18.00	19.00	20.00	22.50	25.00	27.50	30.00	35.00	40.00	45.00	50.00	60.00	75.00	100.00	125.00
March 16, 2005	16.5691	15.0016	13.6338	10.8907	8.8549	7.3061	6.1034	4.3879	3.2541	2.4693	1.9052	1.1717	0.5845	0.1696	0.0289
March 20, 2006	16.1714	14.5418	13.1266	10.3125	8.2520	6.7067	5.5240	3.8715	2.8099	2.0930	1.5889	0.9500	0.4550	0.1186	0.0135
March 20, 2007	15.9058	14.1681	12.6671	9.7142	7.5907	6.0297	4.8603	3.2775	2.3029	1.6705	1.2409	0.7169	0.3281	0.0744	0.0037
March 20, 2008	15.6436	13.7327	12.0930	8.9126	6.6855	5.1002	3.9546	2.4877	1.6535	1.1506	0.8297	0.4622	0.2030	0.0377	0.0000
March 20, 2009	15.4299	13.1995	11.2951	7.6739	5.2527	3.6389	2.5640	1.3615	0.8045	0.5272	0.3736	0.2124	0.0945	0.0121	0.0000
March 20, 2010	16.5691	13.6452	11.0136	5.4580	1.0136	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact stock price and effective date may not be set forth on the table, in which case:

  •
  If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365/366-day year.

  •
  If the stock price is in excess of $125.00 per share, subject to adjustment, we will not increase the conversion rate by any additional shares.

  •
  If the stock price is less than $18.00 per share, subject to adjustment, we will not increase the conversion rate by any additional shares.

        Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion of a debenture exceed 55.5555 per $1,000 principal amount of debentures, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion of Debentures."

        The receipt of the additional shares may be treated as a distribution subject to U.S. federal income tax as a dividend. See "Certain U.S. Federal Income Tax Considerations—Constructive Distributions."

        Our obligation to deliver the additional shares upon a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Optional Redemption by JetBlue

        We may not redeem the debentures prior to March 20, 2010. On and after March 20, 2010, we may redeem the debentures in whole or in part at a redemption price equal to 100% of the principal amount of the debentures plus accrued and unpaid interest, if any, to, but excluding, the redemption date. We are required to give notice of redemption by mail to holders not more than 60 but not less than 30 days prior to the redemption date. This notice will state, among other things, whether we have elected to settle our obligation upon conversion in cash or a combination of cash and shares of our common stock in lieu of shares of our common stock only, and, in the event that we have elected to settle all or a portion of our conversion obligation in cash, the date on which the cash settlement averaging period will begin. If less than all of the outstanding debentures are to be redeemed, the trustee will select the debentures to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If a portion of your debentures is selected for partial redemption and you convert a portion of your debentures, the converted portion will be deemed to the extent practicable to be of the portion selected for redemption. We may not redeem the debentures if we have failed to pay any interest on the debentures and such failure to pay is continuing, or if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Repurchase at Option of the Holder

        Holders have the right to require us to repurchase the debentures for cash on March 15, 2010, 2015, 2020, 2025 and 2030, each of which we refer to as a "repurchase date." We will be required to repurchase any outstanding debentures for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the business day immediately preceding the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related debentures. Our repurchase obligation will be subject to some additional conditions.

        The repurchase price payable will be equal to 100% of the principal amount of the debentures to be repurchased. We will pay accrued and unpaid interest, up to the repurchase date to the record holder of the debentures on the close of business on the corresponding record date.

        We will be required to give notice of each repurchase date not less than 20 business days prior to such repurchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that holders must follow to require us to repurchase their debentures.

        A holder's notice electing to require us to repurchase such holder's debentures must state:

  •
  if certificated debentures have been issued, the debentures' certificate numbers (if not certificated, the notice must comply with appropriate DTC procedures);

  •
  the portion of the principal amount of debentures to be repurchased, in multiples of $1,000; and

  •
  that the debentures are to be repurchased by us pursuant to the applicable provisions of the indenture.

        You may withdraw any repurchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn debentures;

  •
  if certificated debentures have been issued, the certificate numbers of the withdrawn debentures (if not certificated, the notice must comply with appropriate DTC procedures); and

  •
  the principal amount, if any, that remains subject to the repurchase notice.

        A holder must either effect book-entry transfer or deliver the debentures, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price. A holder will receive payment on the repurchase date or, if later, the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money or securities sufficient to pay the repurchase price of the debentures on the repurchase date, then:

  •
  the debentures will cease to be outstanding;

  •
  interest will cease to accrue; and

  •
  all other rights of the holder will terminate.

        This will be the case whether or not book-entry transfer of the debentures is made or whether or not the debentures are delivered to the paying agent.

        The foregoing provisions would not necessarily protect holders of the debentures if highly leveraged or other transactions involving us occur that may adversely affect holders.

        Our ability to repurchase debentures on any repurchase date is subject to important limitations. Any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting repurchase of the debentures under certain circumstances, or expressly prohibit our repurchase of the debentures. If a repurchase date occurs at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders to repurchase the debentures or attempt to refinance this indebtedness. If we do not obtain this consent, we would not be permitted to repurchase the debentures. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

        No debentures may be repurchased by us at the option of the holders on any repurchase date if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Repurchase at Option of the Holder Upon a Designated Event

        If a designated event occurs at any time prior to the maturity of the debentures, you will have the right to require us to repurchase your debentures for cash, in whole or in part, on a repurchase date that is not less than 30 nor more than 60 days after the date of our notice of the designated event. The debentures will be repurchased in multiples of $1,000 principal amount.

        We will repurchase the debentures at a price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest to, but excluding, the repurchase date. If such repurchase date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record on the close of business on the corresponding record date, and we will pay a repurchase price equal to 100% of the principal amount of the debentures to holders presenting the debentures for repurchase.

        We will mail to all record holders a notice of a designated event within 10 days after it has occurred. We are also required to deliver to the trustee a copy of the designated event notice. If you elect to have your debentures repurchased, you must deliver to us or our designated agent, on or before the repurchase date specified in our designated event notice, your repurchase notice and any debentures to be repurchased, duly endorsed for transfer. We will promptly pay the repurchase price for debentures surrendered for repurchase following the later of the repurchase date and the time of book-entry transfer or delivery of the debentures to be repurchased, duly endorsed for transfer. If the paying agent holds money sufficient to pay the repurchase price for any debenture on the business day following the repurchase date, then, on and after such date, the debentures will cease to be outstanding, interest will cease to accrue and all other rights of the holder will terminate, except the right to receive the repurchase price. This will be the case whether or not book-entry transfer of the debenture has been made or the debenture has been delivered to the paying agent.

        You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The withdrawal notice must state:

  •
  the principal amount of the withdrawn debentures;

  •
  if certificated debentures have been issued, the certificate numbers of the withdrawn debentures or, if your debentures are not certificated, your withdrawal notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, that remains subject to the repurchase notice.

        A "designated event" will be deemed to have occurred upon a fundamental change or a termination of trading.

        A "fundamental change" is any transaction or event, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise, in connection with which 50% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that:

  •
  is listed on, or immediately after the transaction or event will be listed on, a U.S. national securities exchange, or

  •
  is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar U.S. system of automated dissemination of quotations of securities prices.

        A "termination of trading" will be deemed to have occurred if our common stock, or other common stock into which the debentures are then convertible, is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market.

        We will comply with any applicable provisions of Rule 13e-4 and any other applicable tender offer rules under the Exchange Act in the event of a designated event.

        These designated event repurchase rights could discourage a potential acquirer. However, this designated event repurchase feature is not the result of management's knowledge of any specific effort to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions. The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. Our obligation to offer to repurchase the debentures upon a designated event would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        We may be unable to repurchase the debentures in the event of a designated event. If a designated event were to occur, we may not have enough funds to pay the repurchase price for all tendered debentures. Any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting repurchase of the debentures under some circumstance, or expressly prohibit our repurchase of the debentures upon a designated event or may provide that a designated event constitutes an event of default under that agreement. If a designated event occurs at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders to repurchase the debentures or attempt to refinance this debt. If we do not obtain consent, we would not be permitted to repurchase the debentures. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

Public Acquirer Change of Control

        In the case of a public acquirer change of control, as defined below, we may, in lieu of adjusting the conversion rate as described above under "—Conversion of Debentures—Make Whole Amount Upon the Occurrence of a Designated Event that is also a Fundamental Change," elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, the right to convert a debenture will be changed into a right to convert a debenture into shares of public acquirer common stock, as defined below. In the event we make such election, the conversion rate following the effective date of such transaction will be a number of shares of public acquirer common stock equal to the product of:

  •
  the conversion rate in effect immediately prior to the effective date of such public acquirer change of control, times

  •
  the average of the quotients obtained, for each trading day in the 10 consecutive trading day period ending on the trading day immediately preceding the effective date of such public acquirer change of control (the "valuation period"), of:

  (i)
  the "acquisition value" (as defined below) of our common stock on each such trading day in the valuation period, divided by

    (ii)
    the last reported sale price of the public acquirer common stock on each such trading day in the valuation period.

        The "acquisition value" of our common stock means, for each trading day in the valuation period, the value of the consideration paid per share of our common stock in connection with such public acquirer change of control, as follows:

  •
  for any cash, 100% of the amount of such cash;

  •
  for any public acquirer common stock, 100% of the last reported sale price of such acquirer common stock on such trading day; and

  •
  for any other securities, assets or property, 102% of the fair market value of such security, asset or property on such trading day, as determined by two independent nationally recognized investment banks selected by us for this purpose.

        After the adjustment of the conversion rate in connection with a public acquirer change of control, the conversion rate will be subject to further similar adjustments if any of the events described under "Conversion of Debentures—Conversion Rate Adjustments" occurs thereafter.

        Within 10 trading days prior to but excluding the expected effective date of a fundamental change that is also a public acquirer change of control, as defined below, we will provide to all holders of the debentures and the trustee and paying agent a notification stating whether we will:

  •
  elect to adjust the conversion rate and related conversion obligation, in which case the holders will have the right to require us to repurchase their debentures as described above under "—Repurchase at Option of Holder Upon a Designated Event" but will not have the right to the conversion rate adjustment described above under "—Conversion of Debentures—Make Whole Amount Upon the Occurrence of a Designated Event that is also a Fundamental Change," or

  •
  not elect to adjust the conversion rate and related conversion obligation, in which case the holders will have the right to require us to repurchase their debentures as described above under "—Repurchase at Option of Holder Upon a Designated Event" and the right, if applicable, to the conversion rate adjustment described above under "—Conversion of Debentures—Make Whole Amount Upon the Occurrence of a Designated Event that is also a Fundamental Change."

        A "public acquirer change of control" means any event constituting a fundamental change that would give holders the right to cause us to repurchase the debentures as described above under "—Redemption at Option of the Holder Upon a Designated Event" where the acquirer, the person formed by or surviving the merger or consolidation, or any entity that is a direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer's or person's capital stock that are entitled to vote generally in the election of directors, has a class of common stock traded on a national securities exchange or quoted on Nasdaq or which will be so traded or quoted when issued or exchanged in connection with such change of control; provided that if there is more than one such entity, the relevant entity will be such entity with the most direct beneficial ownership to such acquirer's or person's capital stock. We refer to such acquirer's, person's or other entity's class of common stock traded on a national securities exchange or quoted on the Nasdaq or which will be so traded or quoted when issued or exchanged in connection with such change of control as the "public acquirer common stock."

Merger and Sale of Assets by JetBlue

        The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

  •
  we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

  •
  the successor person, if other than us, assumes all of our obligations under the debentures and the indenture;

  •
  after giving effect to such transaction, there is no event of default, and no event that, after notice or passage of time or both, would become an event of default; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

        When such a person assumes our obligations in such circumstances, subject to some exceptions, we shall be discharged from all obligations under the debentures and the indenture.

Events of Default; Notice and Waiver

        The following will be events of default under the indenture:

  •
  we fail to pay principal of any debenture when due at maturity, upon redemption, repurchase or otherwise;

  •
  we fail to pay any interest on the debentures, when due and such failure continues for a period of 30 days;

  •
  we fail to perform or observe any other covenant or warranty that we have made in the indenture for 60 days after written notice as provided in the indenture; or

  •
  certain events involving our bankruptcy, insolvency or reorganization affecting us.

        The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal or interest on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

        If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debentures may declare the principal and accrued interest on the outstanding debentures to be immediately due and payable. In case of some events of bankruptcy or insolvency involving us, the principal and accrued interest on the debentures will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal or interest that became due as a result of the acceleration, and meet some other conditions, with some exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding debentures may waive these past defaults. In the case of an event of default relating to our bankruptcy or insolvency, however, acceleration will occur automatically.

        Payments of principal or interest on the debentures that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the required payment date.

        The holders of a majority of outstanding debentures will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

        No holder of the debentures may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest on the debentures, unless:

  •
  the holder has given the trustee written notice of an event of default;

  •
  the holders of at least 25% in principal amount of the outstanding debentures make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

  •
  the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the debentures;

  •
  the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

  •
  the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

        We will be required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance.

Modification and Waiver

        The consent of the holders of a majority in principal amount of the outstanding debentures is required to modify or amend some provisions of the indenture. However, a modification or amendment requires the consent of the holder of each outstanding debenture affected if it would:

  •
  extend the fixed maturity of such debenture;

  •
  reduce the rate or extend the time for payment of interest on such debenture;

  •
  reduce the principal amount of such debenture;

  •
  reduce any amount payable upon redemption or repurchase of such debenture;

  •
  adversely change our obligation to repurchase such debenture at the option of the holder or upon a designated event;

  •
  impair the right of a holder to institute suit for payment on such debenture;

  •
  change the currency in which such debenture is payable;

  •
  reduce the number of shares or the amount of any other property receivable upon conversion, including any additional shares, other than in accordance with the provisions of the indenture, or otherwise impair the right of a holder to convert such debenture;

  •
  reduce the quorum or voting requirements under the indenture;

  •
  change any obligation of ours to maintain an office or agency in the places and for the purposes specified in the indenture; or

  •
  subject to specified exceptions, modify some of the provisions of the indenture relating to modification or waiver of provisions of the indenture.

        We are permitted to modify some provisions of the indenture without the consent of the holders of the debentures.

        The holders of a majority in principal amount of the outstanding debentures may waive our compliance with certain restrictive provisions of the indenture. Subject to the foregoing, the holders of a majority in principal amount of the outstanding debentures may waive any past default under the indenture, except a default in the payment of principal or interest.

Form, Denomination and Registration

        The debentures will be issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in denominations of $1,000 principal amount and multiples of $1,000.

Global Debenture, Book-Entry Form

        Debentures will be evidenced by one or more global debentures. We will deposit the global debenture or debentures with DTC and register the global debentures in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Beneficial interests in a global debenture may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

        Holders who are not participants may beneficially own interests in a global debenture held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

  •
  not be entitled to have certificates registered in their names;

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  not receive physical delivery of certificates in definitive registered form; and

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  not be considered holders of the global debenture.

        We will pay interest on and the redemption price or repurchase price, as the case may be, of a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption date or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

  •
  for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

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  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global debenture as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global debenture held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name."

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global debenture to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

        Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for exchange, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debentures in certificated form in exchange for global debentures.

Information Concerning the Trustee

        We have appointed Wilmington Trust Company, the trustee under the indenture, as paying agent, conversion agent, debenture registrar and custodian for the debentures. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

        The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the debentures, the trustee must eliminate such conflict or resign.

Governing Law

        The debentures and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our common stock and preferred stock summarize the material terms and provision of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, amended and restated bylaws, amended and restated registration rights agreement and stockholder rights agreement that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws, amended and restated registration rights agreement and stockholder rights agreement.

Authorized Capitalization

        Our capital structure consists of 500,000,000 authorized shares of common stock, par value $.01 per share, and 25,000,000 shares of undesignated preferred stock, par value $.01 per share. As of January 31, 2005, an aggregate of 104,348,189 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

        The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to the restrictions described below under the caption "Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws—Limited Voting by Foreign Owners."

        Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are, and the shares of common stock issuable upon the conversion of the notes will be, fully paid and non-assessable.

Preferred Stock

        No shares of our preferred stock are currently outstanding. Under our amended and restated certificate of incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock in one or more classes or series. The board may fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company. We currently have no plans to issue any shares of preferred stock.

Registration Rights

        We have entered into an amended and restated registration rights agreement with some of the holders of our common stock, including holders of common stock issued upon the conversion of preferred stock immediately following our initial public offering in April 2002, entitling these holders to registration rights with respect to their shares. Any group of holders of at least 60% of the securities with registration rights can require us to register all or part of their shares at any time after October 11, 2002, so long as the thresholds in the amended and restated registration rights agreement are met with respect to the amount of securities to be sold. After we have completed two such registrations we are no longer subject to these demand registration rights. In addition, holders of the securities with registration rights may also require us to include their shares in future registration statements that we file, subject to cutback at the option of the underwriters of such an offering. Subject to our eligibility to do so, holders of at least 60% of registrable securities may also require us, twice in any 12 month period and a total of three times, to register their shares with the SEC on Form S-3. Upon any of these registrations, these shares will be freely tradable in the public market without restriction.

        As of July 10, 2003 (which is one year and 90 days after the registration statement for our initial public offering was declared effective), those stockholders party to the amended and restated registration rights agreement who, together with their affiliates, hold less than two percent of our issued and outstanding shares of common stock, ceased to have any registration rights under the agreement with respect to their shares. They may continue, however, to sell their shares pursuant to Rule 144 under the Securities Act.

        Any of the terms and provisions of the amended and restated registration rights agreement may be modified, amended or waived pursuant to a written agreement signed by us, the stockholders party to the agreement holding at least 66 2/3% of the common stock held by all such stockholders and our management stockholders party to the agreement holding at least a majority of the common stock held by all such management stockholders, provided that such amendment, modification or waiver does not disproportionately affect any stockholder that is a party to the agreement. Accordingly, we have entered into waivers and amendments to the amended and restated registration rights agreement pursuant to which the requisite stockholders party to the agreement, among other things, waived their registration rights in connection with the registration statement of which this prospectus is a part and agreed that no registration rights otherwise available to holders under the agreement were exercisable with respect to any offering pursuant to such registration statement.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Effect of Delaware Anti-takeover Statute.    We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions.    Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our amended and restated certificate of incorporation and amended and restated bylaws provide for our board to be divided into three classes of directors serving staggered, three year terms. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

        Supermajority Voting.    Our amended and restated certificate of incorporation requires the approval of the holders of at least 66 2/3% of our combined voting power to effect certain amendments to our amended and restated certificate of incorporation. Our amended and restated bylaws may be amended by either a majority of the board of directors, or the holders of 66 2/3% of our voting stock.

        Authorized but Unissued or Undesignated Capital Stock.    Our authorized capital stock consists of 500,000,000 shares of common stock and 25,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our amended and restated certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of director's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

        Special Meetings of Stockholders.    Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors, by our Chairman of the board of directors or by our Chief Executive Officer.

        No Stockholder Action by Written Consent.    Our amended and restated certificate of incorporation and amended and restated bylaws provide that an action required or permitted to be taken at any annual or special meeting of our stockholders may only be taken at a duly called annual or special meeting of stockholders. This provision prevents stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by the board.

        Notice Procedures.    Our amended and restated bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended and restated certificate of incorporation or amended and restated bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting. Generally, to be timely, notice must be received at our principal executive offices not less than 150 days prior to the meeting. The notice must contain certain information specified in the amended and restated bylaws.

        Other Anti-Takeover Provisions.    Our 2002 Stock Incentive Plan, or 2002 Plan, contains provisions which may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposals. In the event that we are acquired by a merger, a sale by our stockholders of more than 50% of our outstanding voting stock or a sale of all or substantially all of our assets, each outstanding option under the discretionary option grant program under our 2002 Plan which (i) will not be assumed by the successor corporation or otherwise continued in effect, (ii) will not be replaced with a cash incentive program of a successor corporation of the type described in the 2002 Plan, or (iii) will not otherwise be precluded based on other limitations imposed at the time such option was granted, will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent (a) our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continue in effect, or (b) accelerated vesting otherwise is precluded by other limitations imposed at the time of grant. However, our compensation committee will have complete discretion to structure any or all of the options under the discretionary option grant program so those options will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation or otherwise continued in effect. Alternatively, our compensation committee may condition such accelerated vesting upon the subsequent termination of the optionee's service with us or the acquiring entity. The vesting of outstanding shares or share rights under the stock issuance program may also be accelerated upon similar terms and conditions.

        Our compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will vest in connection with a hostile takeover, whether accomplished through a tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections for board membership. Such accelerated vesting may occur either at the time of such hostile takeover or upon the subsequent termination of the individual's service. The vesting of outstanding shares or share rights under the stock issuance program may also be accelerated upon similar terms and conditions.

        All of the options and unvested shares under our predecessor 1999 Stock Option/Stock Issuance Plan, which were transferred to our 2002 Plan immediately following our initial public offering in April 2002, will immediately vest in the event we are acquired by a merger or a sale of substantially all our assets or more than 50% of our outstanding voting stock.

        In addition, should we be acquired by merger or sale of substantially all of our assets or more than 50% of our outstanding voting securities, then all outstanding purchase rights under our crewmember stock purchase plan will automatically be exercised immediately prior to the effective date of the acquisition. The purchase price in effect for each participant will be equal to 85% of the market value per share on the start date of the offering period in which the participant is enrolled at the time the acquisition occurs or, if lower, 85% of the fair market value per share immediately prior to the acquisition.

        Limitation of Director Liability.    Our amended and restated certificate of incorporation and amended and restated bylaws limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

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  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

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  for any transaction from which the director derived an improper personal benefit.

        Indemnification Arrangements.    Our amended and restated bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

        Limited Voting by Foreign Owners.    To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% or our voting stock be owned by persons who are not U.S. citizens. If non-U.S. citizens at any time own more than 25% of our voting stock, the voting rights of the stock in excess of the 25% shall be automatically suspended. Our amended and restated bylaws provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our amended and restated bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. We are currently in compliance with these ownership restrictions.

Stockholder Rights Agreement

        On February 11, 2002, our board of directors authorized us to enter into a stockholder rights agreement. The following is a summary of the material terms of this agreement. The statements below are only a summary, and we refer you to the stockholder rights agreement, a copy of which is filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2002, filed on February 18, 2003. Each statement is qualified in its entirety by such reference.

        Under the stockholder rights agreement, one stockholder right is attached to each share of common stock. The stockholder rights are transferable only with the common stock until they become exercisable, are redeemed or expire.

        Each right entitles the holder to purchase one one-thousandth of a share of our Series A participating preferred stock at an exercise price of $53.33, subject to further adjustment. The rights will separate from the common stock upon the earlier of:

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  the tenth business day after a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, such person or group referred to as an "acquiring person," or such later date as determined by our board of directors; and

  •
  the tenth business day after a person or group commences or announces its intent to commence a tender or exchange offer, the consummation of which would result in such person or group becoming an acquiring person.

        The term "acquiring person" expressly excludes Chase New Air Investors (GC), LLC, Quantum Industrial Partner LDC, and the Weston Presidio funds (although the Western Presidio funds are no longer stockholders of our company) and their respective affiliates, unless Chase New Air Investors and the Weston Presidio funds and their respective affiliates beneficially own in the aggregate more than 25% of our outstanding common stock, and in the case of Quantum Industrial Partners LDC, unless Quantum and its affiliates beneficially own in the aggregate more than 30% of our common stock.

        If any person or group becomes an acquiring person, instead of thousandths of shares of preferred stock, each stockholder right, other than any stockholder rights held by the acquiring person or group, will then represent the right to receive upon exercise an amount of common stock having a market value equal to twice the exercise price, subject to certain exceptions.

        If after a person or group becomes an acquiring person, we are acquired in a merger or other business combination or 50% or more of our consolidated assets or earnings power are sold or transferred, each stockholder right will then represent the right to receive upon exercise an amount of common stock of the other party to the merger or other business combination having a value equal to twice the exercise price.

        In addition, at any time after any person or group becomes an acquiring person, but before that person or group becomes the beneficial owner of 50% or more of the outstanding common stock, our board of directors may at its option exchange the stockholder rights, in whole or in part, for common stock at an exchange ratio of one share of common stock per right, subject to adjustment as described in the agreement.

        The exercise price payable, the number of thousandths of shares of preferred stock and the amount of common stock, cash or securities or assets issuable upon exercise of, or exchange for, stockholder rights and the number of outstanding rights are subject to adjustment to prevent dilution if certain events occur.

        Our board of directors may redeem the stockholder rights in whole, but not in part, for one cent ($.01) per right, as adjusted to reflect any preferred stock split, stock dividend or similar transaction, at any time before the earlier of April 1, 2012 and the tenth business day after the first date of public announcement that a person or group has become an acquiring person. Unless earlier redeemed by us, exercised or exchanged, the stockholder rights will expire on April 1, 2012.

        Our transfer agent, EquiServe Trust Company, N.A., is the rights agent under the stockholder rights agreement.

        The stockholder rights will not prevent a takeover of us. However, the rights may render an unsolicited takeover of us more difficult or less likely to occur, even though such takeover may offer stockholders opportunity to sell their shares at a price above the prevailing market and/or may be favored by a majority of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax consequences of an investment in the debentures by a "U.S. holder" (as defined below) who purchases debentures upon their initial issuance in this offering at the offering price. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as debentures, or common stock received pursuant to a conversion of debentures, held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, non-United States persons, partnerships and other pass-through entities and tax-exempt organizations (including private foundations)) or to persons that will hold debentures, or common stock received pursuant to a conversion of debentures, as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, that have a functional currency other than the United States dollar or that may be subject to the alternative minimum tax, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any non-United States, state, or local tax considerations. This summary assumes that investors will hold their debentures and common stock received pursuant to a conversion of debentures as "capital assets" (generally, property held for investment) under the Code. Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in the debentures.

        As used herein, a "U.S. holder" is a beneficial owner of debentures that is, for United States federal income tax purposes:

    1.
    a citizen or resident alien individual of the United States;

    2.
    a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

    3.
    an estate the income of which is subject to United States federal income tax regardless of its source; or

    4.
    a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity taxable as a partnership holds debentures (or common stock upon conversion), the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding debentures or common stock should consult their tax advisors.

Interest

        Payments of interest made to a U.S. holder in respect of the debentures, including any accrued and unpaid interest deemed to have been paid upon conversion, will be subject to United States federal income tax as ordinary income when received or accrued in accordance with such U.S. holder's regular method of tax accounting for United States federal income tax purposes.

Conversion of Debentures if an Election to Pay Cash on Conversion has not been made

        In this case, a U.S. holder generally will not recognize any gain or loss upon conversion of a debenture into common stock except with respect to cash received in lieu of a fractional share and common stock received that is attributable to accrued but unpaid interest not previously included in your gross income. The U.S. holder's aggregate tax basis in the common stock received on conversion of a debenture will be the same as its adjusted tax basis in the debenture at the time of conversion (reduced by any tax basis allocable to a fractional share interest for which the U.S. holder received cash), and the holding period for such common stock received on conversion will generally include the holding period of the debenture converted. The U.S. holder's adjusted tax basis in a debenture generally will equal the cost of the debenture to the U.S. holder.

        Cash received in lieu of a fractional share of common stock should generally be treated as a payment in exchange for such fractional share rather than as a dividend. Therefore, a U.S. holder will recognize capital gain or loss for United States federal income tax purposes upon the receipt of cash in lieu of a fractional share of common stock in an amount equal to the difference between the amount of cash received and such holder's adjusted tax basis in such fractional share. This capital gain or loss will be taxable as described under "—Sale or Exchange of Debentures or Common Stock Received upon Conversion of Debentures" below.

        Common stock received upon a conversion that is attributable to accrued but unpaid interest not previously included in gross income will be subject to tax as ordinary income. In addition, a U.S. holder's tax basis in common stock received upon a conversion that is attributable to accrued and unpaid interest should be equal to the amount of such accrued and unpaid interest and the holding period for common stock attributable to accrued and unpaid interest may begin no earlier than the date the interest accrued and may begin as late as on the day following the date of conversion.

        Notwithstanding the foregoing, if a U.S. holder converts a debenture in connection with a change in control, the tax consequences of the make-whole amount that you may be entitled to receive are unclear. In such an instance, the U.S. holder could be required to recognize income or gain on the receipt of the make-whole amount regardless of the fact the make whole amount has been paid in common stock.

        In addition, the conversion of the debentures into debentures convertible into common stock of an acquirer, as set forth above in "Description of the Debentures—Conversion of Debentures—Public Acquirer Change of Control," may potentially result in a taxable event for a U.S. holder.

Conversion of Debentures if an Election to Pay Cash on Conversion has been made

        If a U.S. holder receives only cash upon the conversion of the debentures, a U.S. holder generally will recognize capital gain or loss equal to the difference between (a) the amount of cash received (except to the extent such amount is attributable to accrued interest, which will be taxable as ordinary income to the extent not previously included in gross income by the U.S. holder) and (b) the U.S. holder's adjusted tax basis in the debenture. Such gain or loss will be long-term capital gain or loss if the U.S. holder is treated as holding the debenture for more than one year at the time of conversion. Generally, long-term capital gain for certain non-corporate U.S. holders (including individuals) is eligible for a reduced rate of taxation. The amount deductible in respect of a capital loss is subject to limitations under the Code.

        The United States federal income tax treatment of a U.S. holder's conversion of the debentures into our common stock and cash is uncertain. U.S. holders should consult their tax advisors to determine the correct treatment of such conversion. It is possible that the conversion may be treated as a partially taxable exchange as briefly discussed below.

        Possible treatment as part conversion and part redemption.    The conversion of a debenture into shares of our common stock and cash may be treated for United States federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the debentures. In that event, a

U.S. holder would not recognize any income, gain or loss with respect to the portion of the debentures considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock and shares of our common stock received that are attributable to accrued but unpaid interest not previously included in gross income, as discussed above. A U.S. holder's adjusted tax basis in the stock received upon conversion generally would be equal to the portion of its adjusted tax basis in a debenture allocable to the portion of the debenture deemed converted (less the basis allocable to any fractional share for which the U.S. holder receives cash). A U.S. holder's holding period for such common stock generally would include the period during which the U.S. holder held the debenture.

        With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the debenture, a U.S. holder generally would recognize gain or loss equal to the difference between the amount of cash received and the U.S. holder's adjusted tax basis allocable to such portion of the debenture. Gain or loss recognized will be long-term capital gain or loss if the U.S. holder has held the debenture for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of United States federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.

        Possible treatment as a recapitalization.    The conversion of a debenture into our common stock and cash may instead be treated in its entirety as a recapitalization for United States federal income tax purposes, in which case a U.S. holder would be required to recognize gain on the conversion but would not be allowed to recognize any loss. Accordingly, such tax treatment may be less favorable to a U.S. holder than if the conversion were treated as part conversion and part redemption, as described above. If the conversion constitutes a recapitalization, a U.S. holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares, which would be treated in the manner described above) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange, excluding any amounts attributable to accrued but unpaid interest over (B) the U.S. holder's adjusted tax basis in the debentures; and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares). The U.S. holder would have an aggregate tax basis in the common stock received in the conversion equal to the aggregate tax basis of the debentures converted (less any basis allocable to any fractional shares deemed received in the conversion), decreased by the aggregate amount of cash (other than cash in lieu of fractional shares) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion (other than gain realized as a result of cash received in lieu of fractional shares). The holding period for such common stock received by the U.S. holder would include the period during which the U.S. holder held the debentures. Gain or loss recognized will be long-term capital gain or loss if the U.S. holder has held the debentures for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations under the Code.

        Treatment of accrued and unpaid interest.    Notwithstanding the foregoing, in either characterization, the amount received by a U.S. holder on the conversion of a debenture will be subject to United States federal income tax as ordinary income to the extent such amount is attributable to accrued and unpaid interest not previously included in gross income.

U.S. holders are urged to consult their tax advisors with respect to the United States federal income tax consequences resulting from the exchange of debentures into a combination of cash and common stock.

Sale or Exchange of Debentures or Common Stock Received upon Conversion of Debentures

        Upon the sale or exchange of a debenture (other than a conversion), or of common stock received upon conversion of a debenture, a U.S. holder generally will recognize capital gain or loss equal to the difference between (a) the amount of cash proceeds and the fair market value of any property received on such sale or exchange (except to the extent such amount is attributable to accrued interest, which will be subject to tax as ordinary income to the extent not previously included in gross income by the U.S. holder) and (b) the U.S. holder's adjusted tax basis in the debenture or common stock. Such gain or loss will be long-term if the U.S. holder is treated as holding the debenture or common stock received upon conversion of a debenture, for more than one year at the time of sale or exchange. Generally, long-term capital gain for certain non-corporate U.S. holders (including individuals) is eligible for a reduced rate of taxation. The amount deductible in respect of a capital loss is subject to limitations under the Code.

Constructive Distributions

        If at any time we make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the debentures, the conversion rate of the debentures is adjusted, such adjustment generally will be deemed to be the payment of a taxable dividend, for United States federal income tax purposes, to U.S. holders of the debentures. For example, an adjustment of the conversion rate in the event of distributions of our debt instruments, or our assets, or an adjustment in the event of a cash dividend, generally will result in deemed dividend treatment to U.S. holders of the debentures. An adjustment resulting from the make whole payment as described above in "Description of the Debentures—Conversion of Debentures—Make Whole Amount Upon Occurrence of a Designated Event that is also a Fundamental Change," or an adjustment to the conversion rate and conversion obligation as described above in "Description of the Debentures—Conversion of Debentures—Public Acquirer Change of Control," also may potentially result in deemed dividend treatment to U.S. holders of the debentures to the extent that a U.S. Holder's share of our assets or earnings is increased. In contrast, an adjustment in the event of pro rata stock dividends or the pro rata distribution of rights to subscribe for our common stock generally will not result in a taxable distribution to U.S. holders of debentures for United States federal income tax purposes. As a result, a U.S. holder could have taxable income as a result of an event pursuant to which the U.S. holder receives no cash or property. Moreover, if there is not a full adjustment to the conversion ratio of the debentures to reflect a stock dividend or other event increasing the proportionate interest of the shareholders in our assets or earnings and profits, then such increase in the proportionate interest of the shareholders generally will be treated as a distribution to the shareholders, taxable as a dividend to the extent of our current and/or accumulated earnings and profits. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the debentures in such circumstances, however, will generally not be considered to result in a constructive dividend distribution.

Distributions

        Cash distributions, if any, made on our common stock generally will be included in the gross income of a U.S. holder of our common stock as dividend income to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Cash distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of such U.S. holder's adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder that is subject to United States federal income tax may be eligible for a dividends received deduction. Dividends received by certain non-corporate U.S. holders (including individuals) will generally be subject to tax at a reduced rate of United States federal income tax, provided certain holding period and other requirements are satisfied.

Possible Effect of the Make Whole Amount

        As described above, in "Description of the Debentures—Conversion of Debentures—Make Whole Amount upon Occurrence of a Designated Event that is also a Fundamental Change," holders could be entitled to receive additional shares of common stock in some circumstances involving the conversion of debentures, unless we elect to adjust the conversion rate and conversion obligation as described in "Description of the Debentures—Conversion of Debentures—Public Acquirer Change of Control," in which case holders would not have the right to the conversion rate adjustment of the make whole payment. Although the matter is not entirely clear, we intend to take the position for United States federal income tax purposes that the possibility of the payment of the make whole amount is either a remote or incidental contingency and therefore we do not intend to treat the debentures as subject to the special rules governing certain "contingent payment" debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a debenture). Our determination is binding on U.S. holders of the debentures, unless they explicitly disclose that they are taking a different position to the IRS on their tax returns for the year during which they acquire the debentures. The IRS could take a contrary position from that described above, which could affect the timing, amount and character of the U.S. holder's income from the debentures with respect to the payments of additional interest. If we are required to pay a make whole amount, U.S. holders should consult their tax advisors concerning the appropriate tax treatment of the payment of the make whole amount with respect to the debentures.

Backup Withholding and Information Reporting

        Payments we make to a U.S. holder related to the debentures or the common stock will be reported to the IRS, unless the U.S. holder is an exempt recipient or otherwise establish an exemption. Backup withholding may apply to payments received by a U.S. holder if the U.S. holder fails to provide us with certain identifying information (including the U.S. holder's correct taxpayer identification number) in the manner required or is not otherwise exempt from this requirement. Generally, individuals are not exempt recipients and corporations are exempt recipients. The amount of backup withholding withheld from payments to a U.S. holder will be allowed as a credit against the U.S. holder's United States federal income tax liability and may entitle the U.S. holder to a refund provided the U.S. holder timely furnishes the required information to the IRS.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters, and the underwriters have agreed to purchase, the following respective aggregate principal amount of debentures:

Name	Principal Amount
Morgan Stanley & Co. Incorporated	$175,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	33,750,000
UBS Securities LLC	33,750,000
Blaylock & Partners, L.P.	7,500,000
Total	$250,000,000

        The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the debentures offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the debentures offered by this prospectus supplement and the accompanying prospectus if any debentures are taken. However, the underwriters are not required to take or pay for any debentures covered by the option of the underwriters to purchase additional debentures as described below.

        The underwriters initially propose to offer the debentures directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the debentures are released to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

        We have granted to the underwriters an option (exercisable for 30 days from the date of the closing of this offering) to purchase, in the event the underwriters sell more than $250 million principal amount of debentures, up to an additional $37.5 million aggregate principal amount of debentures at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

        The following table shows the total underwriting discounts and commissions to be paid to the underwriters by us for the debentures. These amounts are shown assuming both no exercise and full exercise of the option of the underwriters to purchase up to $37.5 million additional principal amount of debentures.

Underwriting Discounts and Commissions Paid by Us	No Exercise	Full Exercise
Per $1,000 principal amount of debentures	$15.00	$15.00

Total	$3,750,000	$4,312,500

        The debentures are a new issue of securities with no established trading market. The underwriters have advised us that they presently intend to make a market in the debentures as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the debentures and any such market-making activity may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the debentures.

        We and our executive officers have agreed, without the prior written consent of Morgan Stanley & Co. Incorporated, not to, during the period ending 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock;

whether any transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise; or

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  file or cause to become effective a registration statement, or make and demand for or exercise any registration rights, relating to the offer and sale of any shares of our common stock or any securities convertible into or exerciseable or exchangeable for our common stock.

        The restrictions described in the preceding paragraph do not apply to:

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  the issuance and sale of the debentures offered by this prospectus supplement;

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  the issuance of shares of common stock upon conversion of the debentures;

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  the issuance by us of shares of our common stock, upon the exercise of options, warrants, rights or the conversion of a security outstanding as of the date of this prospectus of which the underwriters have been advised in writing;

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  the issuance by us of shares of common stock, options or other rights under our existing stock option plan, stock purchase plan or other employee plan;

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  transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the debentures;

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  transfers by any person other than us as a bona fide gift, provided that the transferee agrees to be bound by such restrictions;

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  transfers to immediate family members or to a trust of which the transferor or the transferee family member is a beneficiary; transfers as a bona fide gift; or distributions or transfers to partners, members or controlled affiliates of the transferor; provided that the transferee, donee or distributee agrees to be bound by such restrictions;

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  the sale of any shares of common stock pursuant to any securities trading program designed to comply with Rule 10b5-1 under the Exchange Act, as such program is in effect on the date of this prospectus; and

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  transfers effected by the holder or the holder's personal representatives in the event that the holder dies or becomes permanently disabled.

        In order to facilitate the offering of the debentures, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debentures. Specifically, the underwriters may sell a greater principal amount of debentures than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the principal amount of debentures available for purchase by the underwriters under its option to purchase additional debentures. The underwriters can close out a covered short sale by exercising its option to purchase additional debentures or purchasing the debentures in the open market. In determining the source of debentures to close out a covered short sale, the underwriters will consider, among other things, the open market price of debentures compared to the price available under the over—allotment option. The underwriters may also sell debentures in excess of the over—allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing debentures in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the debentures in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, debentures in the open market to stabilize the price of the debentures. These activities may raise or maintain the market price of the debentures above independent market levels or prevent or retard a decline in the market price of the debentures. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock or the price of the debentures. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

        The underwriters and their affiliates have provided and may provide financial advisory and investment banking services to certain former and existing stockholders and us, for which they receive customary fees.

LEGAL MATTERS

        Certain legal matters relating to the debentures offered hereby will be passed upon for us by Nixon Peabody LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The consolidated financial statements of JetBlue Airways Corporation appearing in JetBlue Airways Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2004 (including the schedule appearing therein), and JetBlue Airways Corporation management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements and management's assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annually, quarterly and current reports, proxy statement and other information with the SEC under the Exchange Act. You may read and copy any documents we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or superseded such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2004, filed on February 14, 2005, as amended by a Form 10-K/A filed on March 8, 2005.

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  Portions of our Proxy Statement on Schedule 14A filed on April 23, 2004 that are incorporated by reference into Part III of our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2003.

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  Our Current Report on Form 8-K, filed on January 18, 2005.

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  Our Current Report on Form 8-K, filed on March 9, 2005.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before all of the debentures offered pursuant to this prospectus supplement are sold are incorporated by reference in this prospect supplement from the date of filing of the documents, except for information furnished under Item 2.02 and item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we filed with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.

        You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, New York 11375
Attention: Legal Department
(718) 709-3026

        Documents may also be available on our website at http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus supplement.

PROSPECTUS

$1,000,000,000

        We may offer, from time to time, together or separately, up to $1,000,000,000 aggregate amount, or the equivalent in one or more foreign currencies or currency units, of:

  •
  Common Stock

  •
  Preferred Stock

  •
  Debt Securities

        We may offer the securities in one or more series, in amounts, at prices and on terms determined at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus.

        You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        We may sell the securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.

        Our common stock is traded on the Nasdaq National Market under the symbol "JBLU." On November 1, 2004, the reported last sale price of our common stock on the Nasdaq National Market was $22.31 per share. Neither the preferred stock nor the debt securities are currently publicly traded.

  Investing in our securities involves risks. See "Risk Factors" beginning on page 3.

  The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        November 4, 2004

IMPORTANT NOTICE TO READERS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $1,000,000,000 in the aggregate. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" for more information.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

        In this prospectus, we use the terms "JetBlue," "we," "us" and "our" to refer to JetBlue Airways Corporation.

        JETBLUE and JETBLUE AIRWAYS are registered service marks of JetBlue Airways Corporation in the United States and other countries. This prospectus also contains trademarks and tradenames of other companies.

i

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        Statements in this prospectus and in documents incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management's beliefs and assumptions concerning future events. When used in this prospectus and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words "expects", "anticipates", "intends", "believes", "plans" or similar language. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Although these expectations may change, we may not inform you if they do. Our policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter.

        You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this prospectus under "Risk Factors." In light of these risks and uncertainties, the forward-looking events discussed or incorporated by reference in this prospectus might not occur.

ii

PROSPECTUS SUMMARY

        This summary highlights selected information about our company and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the particular securities we will offer, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for such securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.

JetBlue Airways

        JetBlue Airways Corporation is a low-fare, low-cost passenger airline that provides high-quality customer service primarily on point-to-point routes. We focus on serving markets that previously were underserved and/or large metropolitan areas that have high average fares. We have a geographically diversified flight schedule that includes both short-haul and long-haul routes. We intend to maintain a disciplined growth strategy by increasing frequency on our existing routes and entering new markets.

        We commenced service in February 2000 and established our primary base of operations at New York's John F. Kennedy International Airport, or JFK. In August 2001, we began service at our West Coast base of operations, Long Beach Municipal Airport, which serves the Los Angeles area. JetBlue is the 11th largest passenger carrier in the United States based on revenue passenger miles for the year ended December 31, 2003.

        We have an experienced management team and a strong company culture with a productive and incentivized workforce that strives to offer high-quality customer service, while at the same time operating efficiently and keeping costs low. We have low operating costs, in part because of our high daily aircraft utilization and low distribution costs. Our widely available low fares are designed to stimulate demand and we have demonstrated our ability to increase passenger traffic in the markets we serve. In addition, we offer our customers a differentiated product, including new aircraft, low fares, leather seats, free LiveTV (a satellite TV service with programming provided by DIRECTV®) at every seat, pre-assigned seating and reliable operating performance. We continue to improve our customers' flying experience by increasing the total number of LiveTV channels from 24 to 36 and by adding movie channel offerings from News Corporation's Fox Entertainment Group to all of our aircraft. In 2005, we plan to add XM Satellite Radio to our in-flight entertainment offerings.

        JetBlue was incorporated in Delaware in August 1998. Our principal executive offices are located at 118-29 Queens Boulevard, Forest Hills, New York 11375 and our telephone number is (718) 286-7900. Our website address is http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

The Securities We May Offer

        We may use this prospectus to offer up to $1,000,000,000 of common stock, preferred stock and debt securities, in one or more offerings and in any combination. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. A prospectus supplement, which we will provide each time we offer securities, will describe the specific types, amounts, prices and detailed terms of any of these offered securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

        We may offer shares of our common stock either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. Holders of our common stock have no preemptive rights.

Preferred Stock

        We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

Debt Securities

        We may issue debt securities under an indenture to be entered between us and, unless otherwise indicated in the applicable prospectus supplement, Wilmington Trust Company, as trustee. A form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. Unless otherwise provided in the applicable prospectus supplement, the debt securities will be unsecured obligations of ours and will rank equally and ratably with our other unsecured obligations. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities being offered thereby.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Additional risks, including those that relate to any particular securities that we will offer, will be included in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to JetBlue

  If we fail to successfully implement our growth strategy, our business could be harmed.

        Our growth strategy involves increasing the frequency of flights to markets we currently serve, expanding the number of markets served and increasing flight connection opportunities. Achieving our growth strategy is critical in order for our business to achieve economies of scale and to sustain or increase our profitability. Increasing the number of markets we serve depends on our ability to access suitable airports located in our targeted geographic markets in a manner that is consistent with our cost strategy. We will also need to obtain additional gates at some of our existing destinations. Any condition that would deny, limit or delay our access to airports we seek to serve in the future will constrain our ability to grow. Opening new markets requires us to commit a substantial amount of resources, even before the new services commence. Expansion is also dependent upon our ability to maintain a safe and secure operation and will require additional personnel, equipment and facilities as well as obtaining approval from the Department of Transportation, or DOT, and the Federal Aviation Administration, or FAA, to operate more than the 70 aircraft which we are currently allowed to operate.

        An inability to hire and retain personnel, timely secure the required equipment and facilities in a cost-effective manner, efficiently operate our expanded facilities, or obtain the necessary regulatory approvals may adversely affect our ability to achieve our growth strategy. In addition, our competitors have often chosen to add service, reduce their fares and/or offer special promotions following our entry into a new market. We cannot assure you that we will be able to successfully expand our existing markets or establish new markets in this increased competitive environment, and if we fail to do so our business could be harmed.

        Expansion of our markets and services may also strain our existing management resources and operational, financial and management information systems to the point that they may no longer be adequate to support our operations, requiring us to make significant expenditures in these areas. We expect that we will need to develop further financial, operational and management reporting systems and procedures to accommodate future growth. While we believe our current systems and procedures are adequate, we cannot assure you that we will be able to develop such additional systems or procedures to accommodate our future expansion on a timely basis, and the failure to do so could harm our business.

  We operate in an extremely competitive industry.

        We currently compete with other airlines on all of our routes. Many of these airlines are larger and have greater financial resources and name recognition or lower operating costs than we do. Several of these competitors have chosen to add service in some of our markets following our entry. As we expand our fleet, the extremely competitive nature of the airline industry could prevent us from attaining the level of passenger traffic required to maintain profitable operations in new markets and impede our growth strategy, which would harm our business.

        The airline industry also encounters extensive price competition and is characterized by low profit margins and high fixed costs. Our ability to meet this price competition depends on, among other things, our ability to operate at costs equal to or lower than our competitors. Price competition occurs through price discounting, fare matching, targeted sale promotions or frequent flyer travel initiatives, all of which are usually matched by other airlines in order to maintain their level of passenger traffic. A relatively small change in pricing or in passenger traffic due to other airlines' competitive actions could have a disproportionate effect on an airline's operating and financial results. Unanticipated shortfalls in expected revenues as a result of price competition would negatively impact our financial results and harm our business.

        We have a significant amount of fixed obligations and we will incur significantly more fixed obligations, which could harm our ability to meet our growth strategy and impair our ability to service our fixed obligations, including any debt securities issued pursuant to this prospectus.

        As of September 30, 2004, our debt of $1.40 billion accounted for 65.0% of our total capitalization. Most of our long-term and short-term debt has floating interest rates. In addition to long-term debt, we have a significant amount of other fixed obligations under operating leases related to our aircraft, airport terminal space, other airport facilities and office space. As of September 30, 2004, future minimum lease payments under noncancelable operating leases with initial or remaining terms in excess of one year were approximately $436 million for 2004 through 2008 and an aggregate of $618 million for the years thereafter.

        As of September 30, 2004, we had commitments of approximately $7.42 billion to purchase 219 additional aircraft and other flight equipment over the next eight years, including estimated amounts for contractual price escalations. We have commenced construction of a hangar at JFK and a training facility and hangar in Orlando, Florida and plan to construct a new terminal at JFK. We will incur additional debt and other fixed obligations as we take delivery of new aircraft and other equipment and continue to expand into new markets. We typically finance our aircraft through either secured debt or lease financing. Although we believe that debt and/or lease financing should be available for our aircraft deliveries, we cannot assure you that we will be able to secure such financing on terms acceptable to us or at all.

        Our high level of debt and other fixed obligations could:

  •
  impact our ability to obtain additional financing to support capital expansion plans and for working capital and other purposes on acceptable terms or at all;

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  divert substantial cash flow from our operations and expansion plans in order to service our fixed obligations;

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  require us to incur significantly more interest or rent expense than we currently do, since most of our debt has floating interest rates and five of our aircraft leases have variable-rate rent; and

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  place us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

        Our ability to make scheduled payments on our debt and other fixed obligations, including any debt securities issued pursuant to this prospectus, will depend on our future operating performance and cash flow, which in turn will depend on prevailing economic and political conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow from our operations to pay our debt and other fixed obligations as they become due, and if we fail to do so our business could be harmed. If we are unable to make payments on our debt and other fixed obligations, including any debt securities issued pursuant to this prospectus, we could be forced to renegotiate those obligations or obtain additional equity or debt financing. To the extent we finance our activities with additional debt, we may become subject to financial and other covenants that may restrict our ability to pursue our growth strategy. We cannot assure you that our renegotiation efforts would be successful or timely or that we could refinance our obligations on acceptable terms, if at all.

  Our maintenance costs will increase as our fleet ages.

        Because the average age of our aircraft is approximately 2.2 years, our aircraft require less maintenance now than they will in the future. We have incurred lower maintenance expenses because most of the parts on our aircraft are under multi-year warranties. Our maintenance costs will increase significantly, both on an absolute basis and as a percentage of our operating expenses, as our fleet ages and these warranties expire.

        If we are unable to attract and retain qualified personnel at reasonable costs or fail to maintain our company culture, our business could be harmed.

        Our business is labor intensive, with labor costs representing approximately one-third of our operating expenses. We expect salaries, wages and benefits to increase on a gross basis and these costs could increase as a percentage of our overall costs. Since we compete against the major U.S. airlines for pilots, mechanics and other skilled labor and many of them offer wage and benefit packages that exceed ours, we may be required to increase wages and/or benefits in order to attract and retain qualified personnel or risk considerable employee turnover. If we are unable to hire, train and retain qualified employees at a reasonable cost, our business could be harmed and we may be unable to complete our expansion plans.

        In addition, as we hire more people and grow, we believe it may be increasingly challenging to continue to hire people who will maintain our company culture. One of our principal competitive strengths is our service-oriented company culture that emphasizes friendly, helpful, team-oriented and customer-focused employees. Our company culture is important to providing high quality customer service and having a productive workforce that helps keep our costs low. As we grow, we may be unable to identify, hire or retain enough people who meet the above criteria, and our company culture could otherwise be adversely affected by our growing operations and geographic diversity. If we fail to maintain the strength of our company culture, our competitive ability and our business may be harmed.

        If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft we agreed to purchase, our business could be harmed.

        In June 2003, we placed an order for 100 new Embraer E190 jet aircraft, with options for an additional 100 new aircraft. Acquisition of an all-new type of aircraft, such as the Embraer E190, involves a variety of risks relating to its ability to be successfully placed into service, including:

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  difficulties or delays in obtaining the necessary certification from the Brazilian aviation regulatory authority and validation from the FAA as to the aircraft's airworthiness;

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  delays in meeting the agreed upon aircraft delivery schedule;

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  difficulties in obtaining financing on acceptable terms to complete our purchase of all of the firmly ordered aircraft;

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  inability of the aircraft and all of its components to comply with agreed upon specifications and performance standards; and

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  difficulties in outfitting the aircraft with LiveTV.

        In addition, we also face risks in integrating a second type of aircraft into our existing infrastructure and operations, including, among other things, the additional costs, resources and time needed to hire and train new pilots, technicians and other skilled support personnel. If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft, our business could be harmed.

        We rely on maintaining a high daily aircraft utilization rate to keep our costs low, which makes us especially vulnerable to delays.

        One of our key competitive strengths is to maintain a high daily aircraft utilization rate, which is the amount of time that our aircraft spend in the air carrying passengers. High daily aircraft utilization allows us to generate more revenue from our aircraft and is achieved in part by reducing turnaround times at airports so we can fly more hours on average in a day. The expansion of our business to include new destinations, more frequent flights on current routes and expanded facilities could increase the risk of delays. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance. Reduced aircraft utilization may limit our ability to achieve and maintain profitability as well as lead to customer dissatisfaction.

        Our business is highly dependent on the New York market and increases in competition or a reduction in demand for air travel in this market would harm our business.

        Our growth has focused on adding flights to and from our primary base of operations at JFK in New York City. JFK is an airport that has traditionally attracted considerably less attention from our competitors for domestic flight activity than either LaGuardia Airport or Newark International Airport because of an industry perception that JFK is primarily an international airport and that the commuting distance from Manhattan to JFK is too far to attract domestic travelers. We disagreed with this perception of JFK and believe that the operational efficiencies associated with conducting our principal base of operations from JFK has contributed to our profitability. As of September 30, 2004, approximately 75% of our daily flights had JFK as either their destination or origin. As a result, we remain highly dependent upon the New York market.

        In response to our positive experience at JFK, other airlines have increased their presence at the airport with a greater emphasis on low-fare domestic travel. As gates become available, other airlines which do not currently have a presence at JFK could petition the DOT for slot exemptions at JFK as we did or purchase or lease slots from other airlines. An increase in the amount of direct competition we face at JFK, LaGuardia or Newark, or an increase in congestion and delays at JFK could harm our business.

        Our business would also be harmed by any circumstances causing a reduction in demand for air transportation in the New York metropolitan area, such as adverse changes in local economic conditions, negative public perception of the city, additional terrorist attacks or significant price increases linked to increases in airport access costs and fees imposed on passengers.

        We may be subject to unionization, work stoppages, slowdowns or increased labor costs.

        Unlike most airlines, we have a non-union workforce. If our employees unionize, it could result in demands that may increase our operating expenses and adversely affect our profitability. Each of our different employee groups could unionize at any time and require separate collective bargaining agreements. If any group of our employees were to unionize and we were unable to reach agreement on the terms of their collective bargaining agreement or we were to experience widespread employee dissatisfaction, we could be subject to work slowdowns or stoppages. In addition, we may be subject to disruptions by organized labor groups protesting our non-union status. Any of these events would be disruptive to our operations and could harm our business.

  Our results of operations will fluctuate.

        We expect our quarterly operating results to fluctuate due to changes in aircraft fuel and security costs as well as to the timing and amount of maintenance and advertising expenditures. Seasonality also impacts our operations, with high vacation and leisure demand occurring on the Florida routes between October and April and on our western routes during the summer. Actions of our competitors may also contribute to fluctuations in our results. We are more susceptible to adverse weather conditions, including snow storms and hurricanes, as a result of our operations being concentrated on the East Coast, than are some of our competitors. As we enter new markets, we could be subject to additional seasonal variations along with any potential competitive responses to our entry by other airlines. As a result of these factors, quarter-to-quarter comparisons of our operating results may not be a good indicator of our future performance. In addition, it is possible that in any future quarter our operating results could be below the expectations of investors and any published reports or analyses regarding JetBlue. In that event, the price of our common stock could decline, perhaps substantially.

        We are subject to the risks of having a limited number of suppliers for our aircraft, our engines and a key component of our in-flight entertainment system.

        To date, one of the elements of our business strategy has been to operate only one type of aircraft equipped with one type of engine. Our current dependence on a single type of aircraft and engine for all of our flights makes us particularly vulnerable to any problems associated with the Airbus A320 or the IAE International Aero Engines V2527-A5 engine, including design defects, mechanical problems, contractual performance by the manufacturers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft. Carriers that operate a more diversified fleet are better positioned than we are to manage such events. While our recent decision to acquire a new fleet of Embraer E190 aircraft may lessen our exposure to this risk, we will likely also become subject to similar sets of risks after we begin to take delivery of these aircraft in 2005.

        One of the unique features of our fleet is that every seat in each of our aircraft is equipped with free LiveTV. An integral component of the system is the antenna, which is supplied to us by EMS Technologies, Inc. If EMS were to stop supplying us with its antennas for any reason, we would have to incur significant costs to procure an alternate supplier.

        We rely heavily on automated systems to operate our business and any failure of these systems could harm our business.

        We depend on automated systems to operate our business, including our computerized airline reservation system, our telecommunication systems and our website. Unlike many other airlines, which issue traditional paper tickets to some of their passengers, we issue only electronic tickets. Our website and reservation system must be able to accommodate a high volume of traffic and deliver important flight information. Substantial or repeated website, reservations system or telecommunication systems failures could reduce the attractiveness of our services and could cause our customers to purchase tickets from another airline. Any disruption in these systems could result in the loss of important data, increase our expenses and generally harm our business.

  Our business could be harmed if we lose the services of our key personnel.

        Our business depends upon the efforts of our Chief Executive Officer, David Neeleman, our President and Chief Operating Officer, David Barger, and a small number of management and operating personnel. We maintain key-man life insurance on Messrs. Neeleman and Barger, which may not be sufficient to cover the costs of recruiting and hiring a replacement chief executive officer or president, much less the loss of their services. We may have difficulty replacing management or other key personnel who leave and, therefore, the loss of the services of any of these individuals could harm our business.

        Our lack of an established line of credit or borrowing facility makes us highly dependent upon our operating cash flows.

        We have no lines of credit, other than a short-term borrowing facility for certain aircraft predelivery deposits, and rely primarily on operating cash flows to provide working capital. Unless we secure a line of credit, borrowing facility or equity financing, we will be dependent upon our operating cash flows to fund our operations and to make scheduled payments on our debt and other fixed obligations. If we fail to generate sufficient funds from operations to meet these cash requirements or are unable to secure a line of credit, other borrowing facility or equity financing, we could default on our debt and other fixed obligations.

        We could be subject to liability arising from claims or other actions relating to our handling of customer data.

        Through our computerized reservation system, we are provided with and maintain data regarding our customers and their travel itineraries. Various federal and state laws and regulations impose limitations on the dissemination of that information by us. In addition, we have adopted a privacy policy concerning our customer information gathering and dissemination practices, including the protection of financial and personal information collected on our website.

        Beginning in September 2003, several lawsuits were commenced against us alleging various causes of action, including fraudulent misrepresentation, breach of contract, violation of privacy rights, as well as violations of consumer protection statutes and federal electronic communications laws. These claims arose out of our providing access to limited customer data to a government contractor in connection with a test project for military base security. Since the lawsuits are in the preliminary stages, we are unable to determine the impact they may have upon us.

        Our reputation and financial results could be harmed in the event of an accident or incident involving our aircraft.

        An accident or incident involving one of our aircraft, or an aircraft containing LiveTV equipment, could involve significant potential claims of injured passengers or others in addition to repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service. We are required by the DOT to carry liability insurance. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident. Substantial claims resulting from an accident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

        Our employment agreements with our FAA-licensed personnel provide that we can terminate these employees only for cause and, as a result, it may be difficult to reduce our labor costs during an economic downturn, which could harm our business.

        Our employment agreements with our FAA-licensed personnel, including pilots, technicians and dispatchers, provide that these employees can be terminated only for cause. Each employment agreement is for a term of five years and automatically renews for an additional five-year term unless either the employee or we elect not to renew it by giving notice at least 90 days before the end of the relevant term. In the event of a downturn in our business, we are obligated to pay these employees a significant portion of their income and to continue their benefits if they do not obtain other aviation employment. As a result, it may be difficult for us to reduce our labor costs during an economic downturn, and our inability to do so could harm our business.

Risks Associated with the Airline Industry

        The airline industry has incurred significant losses resulting in airline restructurings and bankruptcies, which could result in changes in our industry.

        As a result of slower general economic conditions, the lingering impact of the 2001 terrorist attacks and military action in Iraq, the airline industry has experienced a decline in demand which has resulted in record financial losses. In response to the adverse financial results the industry has experienced, most airlines have taken actions in an effort to reduce losses, such as reducing capacity and rationalizing fleet types, furloughing or terminating employees, limiting service offerings, renegotiating or attempting to renegotiate labor contracts and reconfiguring flight schedules, as well as other efficiency and cost-cutting measures. Some airlines have reexamined their traditional business models and have created or plan to launch their own low-fare operations. Despite these actions, financial losses have continued into 2004 and it is foreseeable that further airline reorganizations, bankruptcies or consolidations may occur, the effects of which we are unable to predict. Even with these conditions, the airline industry has continued to add or restore capacity. We cannot assure you that the occurrence of these events, or potential changes resulting from these events, will not harm our business or the industry.

        A future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could adversely affect our industry.

        Even if not directed at the airline industry, a future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could have an adverse effect on the airline industry. In the event of a terrorist attack, the industry would likely experience significantly reduced demand. We cannot assure you that these actions, or consequences resulting from these actions, will not harm our business or the industry.

  Continued high fuel costs would harm our business.

        Fuel costs constitute a substantial portion of our total operating expenses. There have been significant increases in fuel costs and continued high fuel costs or further increases would harm our financial condition and results of operations. Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also subject to periods of market surplus and shortage and is affected by demand for both home heating oil and gasoline. Because of the effect of these events on the price and availability of fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty. In the event of a fuel supply shortage, further increased fuel prices or the curtailment of scheduled service could result. Some of our competitors may have more leverage than we do in obtaining fuel. In addition, although we utilize a fuel hedging program, under which we enter into crude oil option contracts and swap agreements to partially protect against significant increases in fuel prices, our fuel hedging program does not completely protect us against ordinary course price increases and is limited in fuel volume and duration.

        Changes in government regulations imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

        Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. In the last several years, Congress has passed laws, and the DOT, FAA and the Transportation Security Administration, or TSA, have issued regulations relating to the operation of airlines that have required significant expenditures. We expect to continue to incur expenses in connection with complying with government regulations. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.

  Our insurance costs have increased substantially and further increases could harm our business.

        The U.S. government provides coverage to domestic airlines for liabilities from claims resulting from acts of terrorism, war or similar events via authority granted to it under the Homeland Security Act of 2002. The Emergency Wartime Supplemental Appropriations Act of 2003 required the government to extend these policies through August 2004 and such coverage has been further extended through December 31, 2004. JetBlue has elected this coverage, with our current policies in effect until December 31, 2004. It is expected that should the government stop providing war risk coverage to the airline industry, the premiums charged by commercial aviation insurers for this coverage will be substantially higher than the premiums currently charged by the government. Significant increases in insurance premiums could harm our financial condition and results of operations. Additionally, the coverage that would be provided by these commercial aviation insurers could have substantially less desirable terms and might not be adequate to protect our risk of loss from future acts of terrorism.

USE OF PROCEEDS

        Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder to fund working capital and capital expenditures, including capital expenditures related to the purchase of aircraft and construction of facilities on or near airports. Pending the use of such net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

DIVIDEND POLICY

        We have not declared or paid any dividends on our common stock since our inception and do not intend to pay any dividends on our common stock in the foreseeable future. We currently intend to retain our future earnings, if any, to finance the further expansion and continued growth of our business.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest expense and the portion of rent expense representative of the interest factor.

Year Ended December 31,					Nine Months Ended September 30,
1999(1)	2000(1)	2001	2002	2003	2004
—	—	1.9x	2.7x	3.2x	1.9x

(1)
Earnings were inadequate to cover fixed charges by $14.2 million and $26.0 million for the years ended December 31, 1999 and 2000, respectively.

DESCRIPTION OF COMMON AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, amended and restated bylaws, amended and restated registration rights agreement and stockholder rights agreement that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws, amended and restated registration rights agreement and stockholder rights agreement.

Authorized Capitalization

        As of the date of this prospectus, our capital structure consists of 500,000,000 authorized shares of common stock, par value $.01 per share, and 25,000,000 shares of undesignated preferred stock, par value $.01 per share. As of September 30, 2004, an aggregate of 103,602,879 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

        The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to the restrictions described below under the caption "Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws—Limited Voting by Foreign Owners."

        Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of the holders of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are, and the shares of common stock offered by this prospectus as well as the shares issuable upon the conversion of our outstanding 3 1/2% convertible notes due 2033 and upon the conversion of any preferred stock or debt securities offered pursuant to this prospectus, when issued and paid for, will be, fully paid and non-assessable.

Preferred Stock

        No shares of our preferred stock are currently outstanding. Under our amended and restated certificate of incorporation, our board of directors, without further action by our stockholders, is authorized to issue up to 25,000,000 shares of preferred stock in one or more classes or series. The board may fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company.

Registration Rights

        We have entered into an amended and restated registration rights agreement with some of the holders of our common stock, including holders of common stock issued upon the conversion of preferred stock immediately following our initial public offering in April 2002, entitling these holders to registration rights with respect to their shares. Any group of holders of at least 60% of the securities with registration rights can require us to register all or part of their shares at any time after October 11, 2002, so long as the thresholds in the amended and restated registration rights agreement are met with respect to the amount of securities to be sold. After we have completed two such registrations we are no longer subject to these demand registration rights. In addition, holders of the securities with registration rights may also require us to include their shares in future registration statements that we file, subject to cutback at the option of the underwriters of such an offering. Subject to our eligibility to do so, holders of at least 60% of registrable securities may also require us, twice in any 12 month period and a total of three times, to register their shares with the Securities and Exchange Commission on Form S-3. Upon any of these registrations, these shares will be freely tradable in the public market without restriction.

        As of July 10, 2003 (which was one year and 90 days after the registration statement for our initial public offering was declared effective), those stockholders party to the amended and restated registration rights agreement who, together with their affiliates, held less than two percent of our issued and outstanding shares of common stock, ceased to have any registration rights under the agreement with respect to their shares. They may continue, however, to sell their shares pursuant to Rule 144 under the Securities Act of 1933, as amended.

        Any of the terms and provisions of the amended and restated registration rights agreement may be modified, amended or waived pursuant to a written agreement signed by us, the stockholders party to the agreement holding at least 66 2/3% of the common stock held by all such stockholders and our management stockholders party to the agreement holding at least a majority of the common stock held by all such management stockholders, provided that such amendment, modification or waiver does not disproportionately affect any stockholder that is a party to the agreement. Accordingly, on October 4, 2004, we entered into a waiver and amendment to the amended and restated registration rights agreement pursuant to which the requisite stockholders party to the agreement waived their demand registration rights in connection with any offering pursuant to this prospectus and agreed that no registration rights otherwise available to holders under the agreement were exercisable with respect to any such offering.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Effect of Delaware Anti-Takeover Statute.    We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions.    Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our amended and restated certificate of incorporation and amended and restated bylaws provide for our board to be divided into three classes of directors serving staggered, three year terms. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

        Supermajority Voting.    Our amended and restated certificate of incorporation requires the approval of the holders of at least 66 2/3% of our combined voting power to effect certain amendments to our amended and restated certificate of incorporation. Our amended and restated bylaws may be amended by either a majority of the board of directors, or the holders of 66 2/3% of our voting stock.

        Authorized but Unissued or Undesignated Capital Stock.    Our authorized capital stock consists of 500,000,000 shares of common stock and 25,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our amended and restated certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of director's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

        Special Meetings of Stockholders.    Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors, by our Chairman of the board of directors or by our Chief Executive Officer.

        No Stockholder Action by Written Consent.    Our amended and restated certificate of incorporation and amended and restated bylaws provide that an action required or permitted to be taken at any annual or special meeting of our stockholders may be taken only at a duly called annual or special meeting of stockholders. This provision prevents stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by the board.

        Notice Procedures.    Our amended and restated bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended and restated certificate of incorporation or amended and restated bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting. Generally, to be timely, notice must be received at our principal executive offices not less than 150 days prior to the meeting. The notice must contain certain information specified in the amended and restated bylaws.

        Other Anti-Takeover Provisions.    Our 2002 Stock Incentive Plan, or 2002 Plan, contains provisions which may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposals. In the event that we are acquired by a merger, a sale by our stockholders of more than 50% of our outstanding voting stock or a sale of all or substantially all of our assets, each outstanding option under the discretionary option grant program under our 2002 Plan that (i) will not be assumed by the successor corporation or otherwise continued in effect, (ii) will not be replaced with a cash incentive program of a successor corporation of the type described in the 2002 Plan, or (iii) will not otherwise be precluded based on other limitations imposed at the time such option was granted, will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent (a) our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continue in effect, or (b) accelerated vesting otherwise is precluded by other limitations imposed at the time of grant. However, our compensation committee will have complete discretion to structure any or all of the options under the discretionary option grant program so those options will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation or otherwise continued in effect. Alternatively, our compensation committee may condition such accelerated vesting upon the subsequent termination of the optionee's service with us or the acquiring entity. The vesting of outstanding shares or share rights under the stock issuance program may also be accelerated upon similar terms and conditions.

        Our compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will vest in connection with a hostile takeover, whether accomplished through a tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections for board membership. Such accelerated vesting may occur either at the time of such hostile takeover or upon the subsequent termination of the individual's service. The vesting of outstanding shares or share rights under the stock issuance program may also be accelerated upon similar terms and conditions.

        All of the options and unvested shares under our predecessor 1999 Stock Option/Stock Issuance Plan, which were transferred to our 2002 Plan immediately following our initial public offering in April 2002, will immediately vest in the event we are acquired by a merger or a sale of substantially all our assets or more than 50% of our outstanding voting stock.

        In addition, should we be acquired by merger or sale of substantially all of our assets or more than 50% of our outstanding voting securities, then all outstanding purchase rights under our crewmember stock purchase plan will be automatically exercised immediately prior to the effective date of the acquisition. The purchase price in effect for each participant will be equal to 85% of the market value per share on the start date of the offering period in which the participant is enrolled at the time the acquisition occurs or, if lower, 85% of the fair market value per share immediately prior to the acquisition.

        Limitation of Director Liability.    Our amended and restated certificate of incorporation and amended and restated bylaws limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

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  for any breach of the directors duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

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  for any transaction from which the director derived an improper personal benefit.

        Indemnification Arrangements.    Our amended and restated bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

        Limited Voting by Foreign Owners.    To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned by persons who are not U.S. citizens. If non-U.S. citizens at any time own more than 25% of our voting stock, the voting rights of the stock in excess of the 25% shall be automatically suspended. Our amended and restated bylaws provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our amended and restated bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. We are currently in compliance with these ownership restrictions.

Stockholder Rights Agreement

        On February 11, 2002, our board of directors authorized us to enter into a stockholder rights agreement. The following is a summary of the material terms of this agreement. The statements below are only a summary, and we refer you to the stockholder rights agreement, a copy of which is filed as Exhibit 4.3 to our Annual Report on Form 10-K, filed on February 18, 2003. Each statement is qualified in its entirety by such reference.

        Under the stockholder rights agreement, one stockholder right is attached to each share of common stock. The stockholder rights are transferable only with the common stock until they become exercisable, are redeemed or expire.

        Each right entitles the holder to purchase one one-thousandth of a share of our Series A participating preferred stock at an exercise price of $53.33, which gives effect to adjustments for both our December 2002 and November 2003 three-for-two common stock splits, subject to further adjustment. The rights will separate from the common stock upon the earlier of:

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  the tenth business day after a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, such person or group referred to as an "acquiring person," or such later date as determined by our board of directors; and

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  the tenth business day after a person or group commences or announces its intent to commence a tender or exchange offer, the consummation of which would result in such person or group becoming an acquiring person.

        The term "acquiring person" expressly excludes Chase New Air Investors (GC), LLC, Quantum Industrial Partner LDC, and the Weston Presidio funds (although the Western Presidio funds are no longer stockholders of our company) and their respective affiliates, unless Chase New Air Investors and the Weston Presidio funds and their respective affiliates beneficially own in the aggregate more than 25% of our outstanding common stock, and in the case of Quantum Industrial Partners LDC, unless Quantum and its affiliates beneficially own in the aggregate more than 30% of our common stock.

        If any person or group becomes an acquiring person, instead of thousandths of shares of preferred stock, each stockholder right, other than any stockholder rights held by the acquiring person or group, will then represent the right to receive upon exercise an amount of common stock having a market value equal to twice the exercise price, subject to certain exceptions.

        If after a person or group becomes an acquiring person, we are acquired in a merger or other business combination or 50% or more of our consolidated assets or earnings power are sold or transferred, each stockholder right will then represent the right to receive upon exercise an amount of common stock of the other party to the merger or other business combination having a value equal to twice the exercise price.

        In addition, at any time after any person or group becomes an acquiring person, but before that person or group becomes the beneficial owner of 50% or more of the outstanding common stock, our board of directors may at its option exchange the stockholder rights, in whole or in part, for common stock at an exchange ratio of one share of common stock per right, subject to adjustment as described in the agreement.

        The exercise price payable, the number of thousandths of shares of preferred stock and the amount of common stock, cash or securities or assets issuable upon exercise of, or exchange for,

stockholder rights and the number of outstanding rights are subject to adjustment to prevent dilution if certain events occur.

        Our board of directors may redeem the stockholder rights in whole, but not in part, for one cent ($.01) per right, as adjusted to reflect any preferred stock split, stock dividend or similar transaction, at any time before the earlier of April 1, 2012 and the tenth business day after the first date of public announcement that a person or group has become an acquiring person. Unless earlier redeemed by us, exercised or exchanged, the stockholder rights will expire on April 1, 2012.

        Our transfer agent, EquiServe Trust Company, N.A., is the rights agent under the stockholder rights agreement.

        The stockholder rights will not prevent a takeover of us. However, the rights may render an unsolicited takeover of us more difficult or less likely to occur, even though such takeover may offer stockholders opportunity to sell their shares at a price above the prevailing market and/or may be favored by a majority of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

        The applicable prospectus supplement will specify the transfer agent and registrar for any shares of preferred stock we may offer pursuant to this prospectus.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture that we will enter into with a trustee, which, unless otherwise indicated in the applicable prospectus supplement, will be Wilmington Trust Company. When we refer to the "indenture" in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities.

        Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General Terms of Debt Securities

        Unless otherwise provided in any applicable prospectus supplement, the debt securities offered hereby will be unsecured obligations of JetBlue and will be either our senior unsecured obligations issued in one or more series and referred to herein as the "senior debt securities," or our subordinated unsecured obligations issued in one or more series and referred to herein as the "subordinated debt securities." The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and all of our other senior indebtedness, as described below under "—Subordination Provisions."

        The indenture contains covenants with respect to the following matters:

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  payment of principal, premium, if any, and interest;

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  maintenance of an office or agency in each place of payment;

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  arrangements regarding the handling of money held in trust;

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  maintenance of corporate existence;

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  maintenance of insurance; and

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  statement by officers as to default.

        We may agree to additional covenants for the benefit of one or more series of debt securities, and, if so, these will be described in the applicable prospectus supplement.

        The indenture does not limit the total amount of debt securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. Unless otherwise indicated in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any financial covenants or other provisions that protect you in the event we issue a large amount of debt, or in the event that we are acquired by another entity (including in a highly leveraged transaction).

Specific Terms of Debt Securities

        You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement may include the following, as applicable to the series of debt securities offered thereby:

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  the title of the debt securities;

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  whether the debt securities will be senior debt securities or subordinated debt securities of JetBlue;

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  the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

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  whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

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  the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

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  the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

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  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the date or dates from which any interest will accrue or how such date or dates will be determined;

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  the interest payment dates and the record dates for these interest payments;

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  whether the debt securities are redeemable at our option;

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  whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

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  the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

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  the currency or currencies of the debt securities;

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  whether the amount of payments of principal, premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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  the place or places, if any, other than or in addition to Wilmington, Delaware, for payment, transfer, conversion and/or exchange of the debt securities;

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  the denominations in which the offered debt securities will be issued;

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  the applicability of the provisions of the indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

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  material federal income tax considerations that are specific to the series of debt securities offered;

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  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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  whether the indenture contains any changes or additions to the events of default or covenants described in this prospectus;

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  whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange;

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  if the debt securities are to be secured, the provisions applicable to such security; and

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  any other terms specific to the series of debt securities offered.

Redemption

        If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

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  the redemption prices (or method of calculating the same);

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  the redemption period (or method of determining the same);

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  whether such debt securities are redeemable in whole or in part at our option; and

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  any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

        If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

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  the conversion price or exchange ratio (or method of calculating the same);

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  the conversion or exchange period (or method of determining the same);

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  whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

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  the events requiring an adjustment of the conversion price or the exchange ratio; and

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  any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

  Denomination of Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

  Registered Form

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

  Bearer Form

        We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders of Registered Debt Securities

  Book-Entry Holders

        We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

  Street Name Holders

        In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name." Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

  Registered Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the registered holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the registered holders, and not the indirect holders, of the debt securities. Whether and how the registered holders contact the indirect holders is up to the registered holders.

        Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the registered holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

  Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for its consent, as a registered holder of the debt securities, if ever required;

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  if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a registered holder of such debt securities;

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  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

  Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the registered holder of the debt securities represented by such global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under "—Special Situations When a Global Security Will Be Terminated."

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "—Holders of Registered Debt Securities" above.

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  An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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  An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investors interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

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  DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

  Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as "certificated" debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under "—Holders of Registered Debt Securities" above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

        The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

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  if we notify the trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

        The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the registered holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

        If we cease to issue registered debt securities in global form, we will issue them:

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  only in fully registered certificated form; and

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  unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the trustee's office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

        If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

        On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee's records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee's records, is also known as the "record date." The record date will usually be about two weeks in advance of the interest due date.

        Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

  Payments on Global Securities

        We will make payments on a global security by wire transfer of immediately available funds directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "—Global Securities" above.

  Payments on Certificated Securities

        We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee's records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

        Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee's records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

  Payment When Offices Are Closed

        If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

        Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

        You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

  What Is an Event of Default?

        Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

  •
  We do not pay the principal of, or any premium on, the debt security on its due date.

  •
  We do not pay interest on the debt security within 30 days of its due date.

  •
  We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

  •
  We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

  •
  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

  •
  Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the indenture, occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same indenture or any other indenture.

  Remedies if an Event of Default Occurs

        If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

        The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an "indemnity'). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

  •
  You must give the trustee written notice that an Event of Default has occurred and remains uncured.

  •
  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

  •
  The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

        Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

        Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

  •
  the payment of principal, or any premium or interest, on the affected series of debt securities; or

  •
  a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

        Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.

        With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

        Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

  •
  in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

  •
  the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

  •
  we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we can make to any indenture and the debt securities issued thereunder.

  Changes Requiring Your Approval

        First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we may not:

  •
  change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

  •
  reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

  •
  reduce the amount of principal payable upon acceleration of maturity of your debt securities;

  •
  make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the indenture;

  •
  change the place or currency of payment on your debt securities;

  •
  impair your right to sue for payment on your debt securities;

  •
  if your debt securities are subordinated debt securities, modify the subordination provisions in the indenture in a manner that is adverse to you;

  •
  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture;

  •
  modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities; or

  •
  modify any other provisions of the indenture as specified in the applicable prospectus supplement.

  Changes Not Requiring Your Approval

        There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

  Changes Requiring Majority Approval

        Subject to the provisions of the indenture, any other change to, or waiver of, any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:

  •
  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

  •
  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

  •
  Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

        In each case, the required approval must be given in writing.

  Further Details Concerning Voting

        When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

  •
  For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

  •
  For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

  •
  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under "—Defeasance—Full Defeasance."

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee's records as holders of the debt securities of the relevant series on such record date.

        Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an indenture or of their debt securities.

Defeasance

        If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:

  •
  to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

  •
  to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

  Covenant Defeasance

        In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

        Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:

  •
  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

  •
  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

  •
  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

  •
  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

  •
  We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the indenture.

  •
  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with.

        If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

  Full Defeasance

        If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

        Subject to the provisions of the indenture, in order to accomplish full defeasance with respect to the debt securities offered:

  •
  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

  •
  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

  •
  We must deliver to the trustee of your debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

  •
  We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

  •
  We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the indenture.

  •
  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with.

Subordination Provisions

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money's worth.

        Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

        By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

        When we refer to "senior indebtedness" in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

  •
  our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

  •
  renewals, extensions, modifications and refundings of any of such indebtedness.

        If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

        Unless otherwise indicated in the applicable prospectus supplement, Wilmington Trust Company will be the trustee under the indenture. We may conduct banking and other transactions with the trustee in the ordinary course of business.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  through agents to the public or to investors;

  •
  to underwriters for resale to the public or to investors;

  •
  directly to investors; or

  •
  through a combination of any of these methods of sale.

        We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges or markets on which such securities may be listed.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing Of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq National Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Marking

        Any underwriters who are qualified market markers on The Nasdaq National Market may engage in passive market making transactions in the securities on The Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

        Unless otherwise indicated in a prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by Nixon Peabody LLP, New York, New York and for any agents, underwriters or dealers by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of JetBlue Airways Corporation appearing in JetBlue Airways Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on February 11, 2004.

  •
  our Current Report on Form 8-K, filed on March 31, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on
  April 26, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on July 27, 2004.

  •
  our Current Report on Form 8-K, filed on October 8, 2004.

  •
  our Current Report on Form 8-K/A, filed on October 8, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 1, 2004.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the common stock offered by this prospectus is sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, New York 11375
Attention: Legal Department
(718) 709-3026

        Documents may also be available on our website at http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

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PROSPECTUS SUPPLEMENT
PRESENTATION OF INFORMATION
SUMMARY
JETBLUE AIRWAYS
THE OFFERING
Risk Factors
RISK FACTORS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK
DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBENTURES
DESCRIPTION OF CAPITAL STOCK
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
JetBlue Airways Corporation 118-29 Queens Boulevard Forest Hills, New York 11375 Attention: Legal Department (718) 709-3026
TABLE OF CONTENTS
IMPORTANT NOTICE TO READERS
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON AND PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION